SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

VUZIX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

VUZIX CORPORATION

25 Hendrix Road,

West Henrietta, New York 14586

(585) 359-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting” or the “Meeting”) of stockholders of Vuzix Corporation. The Meeting will be held on June 15, 2023, at 10:30 a.m. (eastern time) both at Vuzix corporate offices located at 25 Hendrix Road, West Henrietta, New York, 14586 and as a virtual online meeting, for the following purposes:

1.	To elect seven (7) directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2023.

3.	To conduct an advisory vote on executive compensation.

4.	To approve the Vuzix Corporation 2023 Equity Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is April 17, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Our transfer books will not be closed.

By Order of the Board of Directors

/s/ Eric Black
Eric Black
Corporate Secretary

Dated:	May 1, 2023
West Henrietta, New York

You are cordially invited to attend in person or virtually attend the meeting on June 15, 2023, by telephone, mobile device or Internet. We are furnishing proxy materials to some of our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, rather than mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

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VUZIX CORPORATION

25 Hendrix Road

West Henrietta, New York 14586

(585) 359-5900

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Vuzix Corporation (“Vuzix”, the “Company”, “we”, “our”, or “us”) in connection with the Annual Meeting of shareholders of the Company to be held on June 15, 2023 at 10:30 a.m., Eastern Time, both in person at Vuzix corporate offices located at 25 Hendrix Road, West Henrietta, New York, 14586 and virtually via the Internet (the “Annual Meeting” or the “Meeting”). A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission ("SEC") is available without charge upon written request to the Company's Secretary at the Company's corporate offices, or from the SEC's website at www.sec.gov.

The Annual Meeting will be held both as an in-person meeting at our corporate offices and as a virtual meeting of stockholders by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting in person and virtually online. As an online attendee, you may submit your questions during the Meeting by visiting www.virtualshareholdermeeting.com/VUZI2023. You also will be able to vote your shares online by attending the Annual Meeting virtually by webcast by visiting www.virtualshareholdermeeting.com/VUZI2023.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please note you will need your 16-digit control number included on your proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The in person and online meeting will begin promptly at 10:30 a.m., Eastern Time. We encourage you to attend or access the meeting prior to the start time leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Company. Shareholders of record may vote by mail, telephone, or via the Internet. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark, date and sign the proxy card, and return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the Meeting, withdrawing the proxy and voting in person virtually by attending the Meeting online and voting by webcast.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefore) by means of personal interview, e-mail, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on April 17, 2023, has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 63,208,186 shares of common stock, each of which is entitled to one vote on each matter at the Annual Meeting.

Pursuant to the Company's bylaws and applicable provisions of the Delaware General Corporation Law, the vote of: (i) holders of a majority of the shares for which votes are cast with respect to each director nominee (not including abstentions), in person, virtually (in this case of virtually, by attending the Meeting online and voting by webcast) or by properly executed proxy, will be required to elect members to the Board of Directors, and (ii) the affirmative vote of a majority of shares of common stock cast on this proposal (including abstentions) will be required to ratify the appointment of the independent auditors, and (iii) the affirmative vote of a majority of shares of common stock cast on this proposal (including abstentions) will be required to ratify the approval of the Vuzix Corporation 2023 Equity Incentive Plan. The advisory vote on executive compensation will not be binding on either the Board of Directors or the Company. However, the Board of Directors and the Company’s Compensation and Human Capital Committee will take into account the outcome of the stockholder votes on this proposal when considering future executive compensation arrangements, as applicable. See “How many votes are needed to approve each Proposal?”

The presence, in person, virtually (in this case of virtually, by attending the Meeting online and voting by webcast) or by properly executed proxy, of the holders of shares of common stock entitled to cast one-third of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Holders of shares of common stock represented by a properly signed, dated and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Annual Meeting as to any proposal as to which the brokers do not have voting instructions and discretion. These missing votes are known as “broker non-votes.”

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QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of Vuzix Corporation is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. The Annual Meeting will be held both in person and virtually on Thursday, June 15, 2023, at 10:30 a.m. Eastern Time. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card by mail, or follow the instructions on the proxy card to vote by telephone or via the Internet.

We are providing this notice proxy statement and the accompanying proxy card on or about May 5, 2023, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 17, 2023, the record date for the Meeting, will be entitled to vote at the Annual Meeting. On May 1, 2023, the filing date of this proxy statement, there were 63,208,186 shares of common stock (each entitled to one vote) outstanding.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2023, your shares of Vuzix Corporation common stock were registered directly in your name with our transfer agent, Computershare Trust Company, you are a stockholder of record. As a stockholder of record, you may vote in person at the Meeting or virtually by attending the Meeting online and voting by webcast or vote by proxy. Whether or not you plan to attend in person or virtually during the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2023, your shares of Vuzix Corporation common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting or virtually unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote: (i) the election of seven (7) directors to serve until the 2024 Annual Meeting of stockholders, (ii) the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2023, (iii) the advisory vote on executive compensation, and (iv) the ratification of the Vuzix Corporation 2023 Equity Incentive Plan. Our Board of Directors does not intend to bring any other matters before the Meeting and is not aware of anyone else who will submit any other matters for which a vote will be required. However, if any other matters properly come before the Annual Meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 17, 2023.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are present at the meeting. Your shares are counted as present at the meeting if:

•	You are present and vote in person at the meeting or virtually by attending online and voting by webcast;

•	You have properly submitted a proxy card; or

•	You have voted via the Internet or by telephone.

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Your shares will be counted towards the quorum only if you submit a valid proxy card, have voted via the Internet, have voted via telephone, or vote in person at the meeting virtually by attending online and voting by webcast. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

•	If you are a stockholder of record, you will be able to vote your shares in person or online by attending the Annual Meeting virtually and voting by webcast.

•	Whether or not you plan to attend the meeting in person or virtually, we urge you to vote by submitting your proxy card, via the Internet or by telephone to ensure your vote is counted.

•	To vote via the Internet or by telephone, follow the instructions on the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in street name and you desire to vote in person or online during the Virtual Annual Meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

Stockholders as of the close of business on the Record Date may attend the Annual Meeting in person or online, vote your shares electronically and submit your questions during the Meeting, by following the instructions on the Meeting website, www.virtualshareholdermeeting.com/VUZI2023.  You will need to have your 16-Digit Control Number included on your notice of internet availability or your proxy card (if you received a printed copy of the proxy materials) to join the Meeting virtually. Online access to the Meeting, which will be an audio-only webcast, will begin at 10:30 a.m., Eastern Time, on June 15, 2023.

How are votes counted?

You may vote “FOR,” “AGAINST,” OR “ABSTAIN” for each nominee for the Board of Directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2023. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to approve the Vuzix Corporation 2023 Equity Incentive Plan. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the advisory vote on executive compensation.

If you submit your proxy, vote via the Internet or by telephone but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on ratification of the selection of the Company’s accounting firm if you abstained from voting or withheld authority to vote on that matter, meaning your abstention has the same effect as a vote against that proposal. Abstention has no effect on the election of members to the Board of Directors. See “How many votes are needed to approve each Proposal?”

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, the brokerage firm may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Your broker does not have discretionary authority to vote on the election of members to the Board of Directors, on the advisory vote on executive compensation, or on approval of the Vuzix Corporation 2023 Equity Incentive Plan, but will have discretionary authority to vote on the proposals relating to the ratification of the selection of the accounting firm. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm). We encourage you to provide instructions to your broker to vote your shares for the nominees to the Board of Directors, on the advisory vote on executive compensation, and on approval of the Vuzix Corporation 2023 Equity Incentive Plan.

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How many votes are needed to approve each Proposal?

•	Proposal 1 - Election of Directors

Director nominees in uncontested director elections (when the number of director nominees does not exceed the number of board seats) are elected by the affirmative vote of the holders of a majority of the votes represented by the shares of common stock cast for this proposal (excluding abstentions) in person or virtually at the meeting (by attending online and voting by webcast) or by proxy. This means the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes will have no effect.

•	Proposal 2 – Ratification of the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2023.

To be approved, the ratification of the selection of Freed Maxick CPAs, P.C. as our independent auditors for our 2023 fiscal year, must receive “For” votes from the holders of a majority of shares of common stock cast for this proposal, including abstentions. Broker non-votes will have no effect.

•	Proposal 3 – Advisory vote on executive compensation.

The advisory vote on executive compensation (Proposal 3) will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation and Human Capital Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation and Human Capital Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in Proposal 3 will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

•	Proposal 4 – Approval of the Vuzix Corporation 2023 Equity Incentive Plan.

To be approved, the ratification of the Vuzix Corporation 2023 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares of common stock cast for this proposal, including abstentions. Broker non-votes will have no effect.

With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Can I change my vote after submitting my proxy, voting via the Internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York, 14586.

•	You may attend the Annual Meeting in person or virtually and vote online by webcast. Simply attending the Annual Meeting virtually will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in our report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card, vote your shares via the Internet or by telephone for each proxy card you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

Vuzix Corporation will pay for the entire cost of soliciting proxies. In addition to the proxy materials being provided, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as Directors and its selection of independent auditors for the current fiscal year. In addition, the Board of Directors may submit other matters to the stockholders for action at the Annual Meeting.

Our stockholders also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the SEC, and for these to be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 31, 2023, to our Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York, 14586.

In addition, our bylaws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not earlier than 120 days and not later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth the stockholder’s name, address and number of shares of stock they hold, a description of the business to be brought before the Meeting, the reasons for conducting such business at the Annual Meeting, any material interest they have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. We have received no such notice for the 2023 Annual Meeting. For the 2024 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 25 Hendrix Road, West Henrietta, New York, 14586, between February 14, 2024 and March 21, 2024.

Our bylaws also provide that if a stockholder intends to nominate a candidate for election as a member of the Board of Directors, the stockholder must deliver written notice of such intent to our Corporate Secretary. The notice must be delivered not earlier than 120 days and not later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth with the stockholder’s name and address and number of shares of stock they own, the name and address of the person to be nominated, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director if elected. We have received no such properly submitted notice for the 2023 Annual Meeting. For the 2024 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 25 Hendrix Road, West Henrietta, New York 14586, between February 14, 2024 and March 21, 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of April 17, 2023, by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), believed by us to beneficially own more than 5% of our common stock, (ii) each of our executive officers and directors, and (iii) all of our directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Addresses of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Outstanding Shares Beneficially Owned (3)
Paul Travers	3,167,658	(4)	5.0%
Grant Russell	1,384,496	(5)	2.2%
Edward Kay	177,538		*
Peter Jameson	268,225		*
Timothy Harned	144,211		*
Raj Rajgopal	43,788		*
Azita Arvani	32,523		*
Emily Nagle Green	32,523		*
ARK Investment Management LLC	6,471,315	(6)	10.2%
BlackRock, Inc.	4,024,678	(7)	6.3%
State Street Corporation	3,495,529	(8)	5.5%
Directors and executive officers as a group (8 people)	5,250,989	(9)	8.2%

*less than 1.0%

(1)	The address for each person, unless otherwise noted, is c/o Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York, 14586.

(2)	We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, under the rules, beneficial ownership includes shares of common stock issuable pursuant to the exercise of stock options or warrants, or that are immediately exercisable or convertible, or that will become exercisable within 60 days after April 17, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, convertible notes or convertible preferred stock for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	The percentage of shares beneficially owned is based on 63,208,186 shares of our common stock issued and outstanding, as of April 17, 2023.

(4)	Includes (i) 1,964,270 outstanding shares of common stock held by Mr. Travers, (ii) 322,291 shares of common stock issuable upon the exercise of options, (iii) 11,124 shares of common stock held by Travers Family Trust LLC, (iv) 609,000 shares of common stock held by Paul Travers Annuity Trust I dated May 14, 2015, (v) 182,700 shares of common stock held by Paul Travers Annuity Trust II dated May 14, 2015, and (vi) 78,300 shares of common stock held by Paul Travers Annuity Trust III dated May 14, 2015.

(5)	Represents (i) 1,162,205 shares held by Mr. Russell and his spouse and (ii) 222,291 shares of common stock issuable upon the exercise of options.

(6)	Based on Schedule 13G/A filed on February 10, 2023. The address of the stockholder is 3 East 28th Street, 7th Floor, New York, NY 10016.

(7)	Based on Schedule 13G filed on February 1, 2023. The address of the stockholder is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

(8)	Based on Schedule 13G filed on February 7, 2023. The address of the stockholder is State Street Financial Center, One Lincoln Street, Boston, MA 02111

(9)	Beneficial ownership for Paul Travers, Grant Russell, Edward Kay, Timothy Harned, Peter Jameson, Raj Rajgopal, Azita Arvani, and Emily Nagle Green.

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PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors. Our Board currently consists of seven (7) members, all seven (7) of whom have been nominated by the Board for re-election to the Board of Directors at the Annual Meeting.

Thus, at this Annual Meeting, seven (7) persons, comprising the entire membership of the Board of Directors, are to be elected. Each elected director will serve until the Company's next annual meeting of shareholders and until a successor is elected and qualified. Our seven (7) current Board members, Paul Travers, Grant Russell, Edward Kay, Timothy Harned, Raj Rajgopal, Azita Arvani, and Emily Nagle Green were elected by the stockholders at the last annual meeting.

The Company anticipates that the accompanying proxy will be voted in favor of the seven (7) persons listed below to serve as directors unless the stockholder indicates to the contrary on such proxy. All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such nomination will be deemed revoked and the director seat will be vacant until filled by the Board of Directors or vote of the stockholders at a meeting.

For the election of directors, only proxies and ballots, Internet votes or telephone votes, marked “FOR” or “AGAINST” one or more designated nominees are counted to determine the total number of votes cast. Abstentions are excluded entirely and will have no effect on the vote for the election of directors. Directors are elected by a majority of the votes cast. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

The term of office of each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified, or until the director’s death, resignation or removal.

The Board of Directors considers diversity, including gender and ethnicity, in the makeup of the Board when evaluating director candidates. Qualifications that it considers include the nature and breadth of business experience, professional certification, and education.

The following table is a matrix of director skills, qualifications and demographic backgrounds. The Nominating and Governance Committee regularly evaluates the skills, qualifications, and demographic backgrounds desirable for our Board to best advance our business strategies and serve the interests of all our stakeholders.

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	P. Travers	G. Russell	E. Kay	T. Harned	E. Nagle Green	A. Arvani	R. Rajgopal
Governance Guidelines Criteria:
Independent			✓	✓	✓	✓	✓
Senior Leadership Experience (1)	✓	✓	✓	✓	✓		✓
Industry Experience (2)	✓	✓		✓	✓	✓	✓
Board Experience (3)			✓		✓	✓	✓
Financial Expertise (4)		✓	✓	✓

Age	61	70	67	58	65	60	62
Tenure (years)	24	13	6	5	1	1	1
Gender:
Female					✓	✓
Male	✓	✓	✓	✓			✓
Non-Binary Gender
Race/Ethnicity(5):
Black or African American
Hispanic or Latino
White	✓	✓	✓	✓	✓	✓
Asian (including South Asian)							✓
Native American
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Race/Ethnicity

Notes:

1.	Senior Leadership Experience – experience as president, CEO or in similar senior executive positions

2.	Industry Experience – experience in the technology sector, including software and hardware

3.	Board Experience – prior or concurrent service on other U.S. public company boards

4.	Financial Expertise – expertise in accounting, auditing, tax, banking, insurance or investments

5.	Race/Ethnicity – based on each director’s self-identification in our 2023 Board questionnaire

The names of current directors and director nominees, their ages as of May 1, 2023, and certain information about them, including their business experience during the past five years and their directorships of other publicly held corporations, are set forth below.

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Background of Current Directors and Director Nominees

Paul Travers, age 61, is a co-founder of Vuzix and has served as our President and Chief Executive Officer since 1997 and as a member of our Board of Directors since November 1997. Prior to the formation of Vuzix, Mr. Travers founded both e-Tek Labs, Inc. and Forte Technologies Inc. He has been a driving force behind the development of our products. With more than 30 years’ experience in the consumer electronics field, and 26 years’ experience in the virtual reality and virtual display fields, he is a nationally recognized industry expert. He holds an Associate degree in engineering science from Canton, ATC and a Bachelor of Science degree in electrical and computer engineering from Clarkson University. Mr. Travers resides in Honeoye Falls, New York. Mr. Travers’ experience as our founder and Chief Executive Officer qualifies him to serve on our Board of Directors.

Grant Russell, age 70, is a co-founder and has served as our Chief Financial Officer and Executive Vice President since 2000 and as a member of our Board of Directors since April 2009. From 1997 to 2004, Mr. Russell developed and subsequently sold a successful software firm and a new concept computer store and cyber café. In 1984, he co-founded Advanced Gravis Computer (Gravis), which, under his leadership as President, grew to become the world’s largest PC and Macintosh joystick manufacturer with sales of $44 million worldwide and 220 employees. Gravis was listed on NASDAQ and the Toronto Stock Exchange. In September 1996 it was acquired by a US-based Fortune 100 company via a successful public tender offer. Mr. Russell holds a Bachelor of Commerce degree in finance from the University of British Columbia and is both a US Certified Public Accountant and a Canadian Chartered Professional Accountant. Mr. Russell resides in Vancouver, British Columbia, Canada and has a secondary residence in West Henrietta, New York. Mr. Russell’s business executive and financial experience qualifies him to serve on our Board of Directors.

Edward Kay, age 67, has been a director of the Company since April 2016. Mr. Kay is a Certified Public Accountant who spent his 33-year career with PricewaterhouseCoopers LLP (PwC) working with companies in a wide variety of industries, including manufacturing, distribution, software and technology. Mr. Kay served as PwC’s Rochester, NY Office Managing Partner for 13 years from 1999 to 2012 and, for a time, Managing Partner of the firm’s Upstate NY practice and had been the Leader of PwC’s high technology practice in Dallas, TX from 1993 to 1999. Mr. Kay was formerly a Board member, Executive Committee member, and Audit Committee Chair of IEC Electronics (NYSE: IEC) from 2013 to 2015 and is currently on the board of a large private company in the product distribution business. During Mr. Kay’s tenure at PwC and through his service on other corporate boards, he accumulated extensive experience in financial, securities, and business matters, including significant leadership roles in addressing accounting and auditing matters related to public companies, which make Mr. Kay a financial expert and qualifies him to serve on our Board of Directors.

Timothy Harned, age 58, is an investment banking, corporate development, and financial advisory veteran with more than 30 years of experience in mergers and acquisitions, capital markets, and related activities. Mr. Harned has been a director of the Company since June 2017. Mr. Harned is also a technology specialist with more than 20 years of experience in various technology fields, including communications, mobility, and software, and another ten years working with consumer and industrial companies. He began his career at Lehman Brothers (1987 to 1992) within the mergers and acquisitions group. Upon receiving his Masters in Business Administration in 1994, Mr. Harned went on to serve as a corporate development executive (1994 to 1996) and later joined Banc of America Securities (1996 to 2000) where he became a Managing Director. Mr. Harned subsequently joined Morgan Stanley & Co. (2000 to 2002) where he served as Executive Director focused on mergers and acquisitions and capital markets advisory for technology companies. From 2003 to 2016, Mr. Harned served in leadership positions at several technology-focused financial and strategic advisory boutiques. In 2016, Mr. Harned founded 8Nineteen Advisory, LLC where he served as Managing Partner and CEO while functioning as a strategic C-suite consultant regarding growth matters and providing financial advisory services, with a specialty in mergers and acquisitions and corporate and business development. He led 8Nineteen Advisory from December 2016 until it was acquired by Progress Partners, Inc. in May 2021. Since that time, he has served as Managing Director at Progress Partners in their Boston headquarters. Over his career, Mr. Harned has led strategic transactions for both Fortune 500 companies as well as earlier stage high growth enterprises. In addition, he has successfully completed multiple cross-border transactions for U.S. acquirers entering the markets of both established and developing countries. Mr. Harned' s capital markets, corporate development, mergers and acquisitions, and strategic and financial advisory experience in the technology and consumer fields qualifies him to serve on our Board of Directors.

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Azita Arvani, age 60, is a customer-focused Hi-Tech leader who delivers innovation-led revenue growth. Ms. Arvani has served as a director of the Company since June 2021. With over two decades in digital industries, she brings extensive experience in leveraging disruptive technologies such as 5G, AI, IoT, cloud, and AR/VR, commercializing innovations, and building partnerships and ecosystems. She currently serves as General Manager of Rakuten Mobile Americas where she drives the development, strategy and deployment of the business in the Americas. Prior to joining Rakuten in February 2020, she worked at Nokia, most recently as Head of Innovation Partner & Venture Management. She led the company’s leading-edge global team where she discovered, partnered with, and mentored hundreds of rapid-growth innovative companies. She has deep experience in both established Fortune 500 companies and rapid-growth startups. She is an avid evangelist of true digital transformation for telecommunication companies, as well as other industries. Ms. Arvani has been on the Board of Directors of the Tennant Company (NYSE: TNC) since October 2012 with a focus on innovation and serves on the Compensation and Governance Committees. Her experience in technology markets and innovation and especially in AR/VR use cases is particularly valuable as Vuzix evolves its business to the next level and accelerates its market expansion. For these reasons, Ms. Arvani is qualified to serve on our Board of Directors.

Emily Nagle Green, age 65, is a long-time executive in the technology sector, with over 30 years of experience in introducing and scaling a wide variety of advanced technologies. Ms. Green has served as a director of the Company since June 2021. Following completion of a M.S. Engineering in computer graphics and artificial intelligence, she began her professional career developing special-effects software for supercomputers; later she led marketing for a fiber-optic communications technology firm. She served for (eight) 8 years with Forrester Research, a leading technology advisory firm, where she predicted consumer technology adoption, advised executives, and later built the firm’s European operations. She was the CEO and later Chairman of Yankee Group Research, and the launching CEO of Smart Lunches, a fast-growing eCommerce startup. She is an accomplished author and currently serves on the boards of Casella Waste Systems (NASD: CWST) and Centerspace Residential (NYSE: CSR), chairing the Nominating & Governance committees for both companies. Since 2015, she has professionally coached over 30 CEOs in the tech sector on strategy, leadership, and board management. In the non-profit sector she leads the Boston Chapter of All Raise, the national organization that supports women founders and funders. She is a member of NACD and Women Corporate Directors. We believe Ms. Green’s success in scaling advanced technologies, her experience as a CEO, and the breadth of her public board experience particularly in governance qualify her to serve on our Board of Directors.

Raj Rajgopal, age 62, is a seasoned industry executive with over 30 years of experience working with large enterprises implementing digital strategies and driving transformational growth. Mr. Rajgopal has served as a director of the Company since June 2021. He is currently the President of RR Advisory Services, LLC, an advisory firm he founded in 2019 that offers due diligence and consulting services to venture capital and private equity investors. Prior to that, he served in various leadership roles at Virtusa Corporation, including President, where he successfully led the company’s growth from under $50 million to a leading digital solutions provider with revenues of more than $1 billion. During his tenure as President at Virtusa, he supported the company’s 28 consecutive quarters of growth and led due diligence efforts on a number of successful acquisitions. Prior to Virtusa, he held multiple leadership roles in both the U.S. and the U.K. at Capgemini, a global leader in consulting, technology services and digital transformation. At Capgemini, he helped technology and telecommunication clients build differentiated strategies to scale their business. He was also a Director of Advanced Technologies at BGS Systems, Inc. He has an undergraduate degree in Mechanical Engineering and advanced degrees in Computer Science, Industrial Engineering and Business. Mr. Rajgopal currently serves as a member of the Board of Directors at CTG Corporation (Nasdaq: CTG) and as a former Board Observer at Wevo Conversion. His deep knowledge of enterprise markets, expertise in digital transformation, experience rapidly scaling a small enterprise and his relevant degrees in engineering and business, qualify him to serve on our Board of Directors.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 1

Our Board of Directors unanimously recommend A VOTE FOR THE ELECTION
AS DIRECTORS OF THE NOMINEES LISTED ABOVE

Information Regarding the Board and its Committees

Director Meeting and Attendance

During 2022, our Board of Directors held one (1) in-person and four (4) conference call regular meetings, two (2) additional conference-call meetings and acted eight (8) times by unanimous written consent. In addition, the directors considered Company matters and had frequent communication with each other apart from the formal meetings. No Board member attended fewer than 75% of the total Board meetings or of meetings held by all committees on which such member served during 2022.

Board Independence

Our Board of Directors has determined that each of our current directors and director nominees, other than Mr. Travers and Mr. Russell, is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Exchange Act and NASDAQ rules. We believe that we are compliant with the independence criteria for boards of directors under applicable laws and regulations and the NASDAQ Stock Market. The Board has met and may continue to meet independently of management as required.

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Board Committees

We have an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Governance Committee and an Acquisition Committee.

Audit Committee

Our Audit Committee consists of Edward Kay, Timothy Harned, and Emily Nagle Green, each of whom is a non-employee director. Our Board of Directors has determined that each member of our Audit Committee is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Exchange Act and meets the requirements of financial literacy under SEC rules and regulations and the NASDAQ Stock Market. Mr. Kay is the chairperson of our Audit Committee and is considered an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Exchange Act and meets the requirements of financial literacy under SEC rules and regulations and the NASDAQ Stock Market. Mr. Kay serves as our Audit Committee financial expert, as defined under SEC rules. Our Audit Committee met six (6) times during 2022.

Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	reviewing the adequacy and effectiveness of our cybersecurity, information and technology security, and data privacy programs, procedures, and policies;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on the investor relations section of our website (www.vuzix.com).

Compensation and Human Capital Committee

Our Compensation and Human Capital Committee consists of Emily Nagle Green, Edward Kay and Timothy Harned, each of whom is a non-employee director. Ms. Green is the chairperson of our Compensation and Human Capital Committee. Our Board of Directors has determined that each member of our Compensation and Human Capital Committee is an independent director as defined under the current rules of the NASDAQ Stock Market. Our Compensation and Human Capital Committee met seven (7) times in 2022. Although the committee has expanded its role over the past few years, this year, the committee updated its name and charter to encapsulate more of the human capital responsibilities around workforce engagement, diversity, equity, inclusion (DEI), and talent management.

Our Compensation and Human Capital Committee is responsible for, among other things:

•	reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus, and stock compensation criteria for our employees;
•	working with Senior Management on executive professional development and succession planning;

•	reviewing and working with management on strategies and policies related to Vuzix’ human capital management function, DEI, and talent management;
•	preparing any Compensation and Human Capital Committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Board of Directors has adopted a written charter for our Compensation and Human Capital Committee, which is available on the investor relations section of our website (www.vuzix.com).

Compensation and Human Capital Committee Interlocks and Insider Participation

During the year ended December 31, 2022, no member of our Compensation and Human Capital Committee was one of our officers or employees. Moreover, none of our executive officers served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and Human Capital Committee during 2022.

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Nominating and Governance Committee

Our Nominating and Governance Committee consists of Timothy Harned, Azita Arvani and Raj Rajgopal, each of whom is a non-employee member of our Board of Directors. Mr. Harned is the chairperson of our Nominating and Governance Committee. Our Board of Directors has determined that each member of our Nominating and Governance Committee is an independent director as defined under the rules of the NASDAQ Stock Market. Our Nominating and Governance Committee met three (3) times in 2022. This year the committee updated its name and charter to encapsulate more of the Environmental, Social and Governance aspects of the business.

Our Nominating and Governance Committee is responsible for, among other things:

•	presenting a list of individuals recommended for nomination for election to the Board of Directors at the annual meeting of shareholders;

•	reviewing the composition of each committee and present recommendations for committee membership to the Board of Directors as needed;

•	establishing and reviewing on an annual basis the Nominating and Governance Committee’s policy with regard to the consideration of any director candidates recommended by the Company’s shareholders, including the procedures to be followed by the Company’s shareholders in submitting such recommendations;

•	evaluating and reporting to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company; and

•	reviewing DEI and Environmental, Social and Corporate Governance (ESG) policies, specifically evaluating the Company's corporate responsibilities around sustainability initiatives and its role as a socially responsible and diverse organization

Our Board of Directors has adopted a written charter for our Nominating and Governance Committee, which is available on the investor relations section of our website (www.vuzix.com).

Nominating Process

The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes requests to Board members, the chief executive officer, and others for recommendations, meeting from time to time to evaluate any biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates. Nominations of persons for election to our Board of Directors may be made at a meeting of stockholders only (i) by or at the direction of the Board; or (ii) by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled “Questions and Answers About This Proxy Material and Voting – When are stockholder proposals due for next year’s annual meeting?” In addition, stockholders who wish to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications to our Corporate Secretary, 25 Hendrix Road, West Henrietta, New York 14586.

In evaluating the suitability of candidates to serve on the Board of Directors, including stockholder nominees, the Nominating and Governance Committee seeks candidates who are independent as defined by the rules of the NASDAQ Stock Market, and who meet certain selection criteria established by the committee. The committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the Board of Directors as a whole. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender identity and expression, or any other basis protected by federal, state or local law.

Acquisition Committee

Our Acquisition Committee consists of Timothy Harned, Edward Kay and Raj Rajgopal, each of whom is a non-employee member of our Board of Directors. Mr. Harned is the chairperson of our Acquisition Committee. Our Board of Directors has determined that each member of our Acquisition Committee is an independent director as defined under the rules of the NASDAQ Stock Market. Our Acquisition Committee met seven (7) times in 2022.

Our Acquisition Committee is responsible for, among other things:

•	reviewing acquisition, divestiture and investment strategies and performance with the Company’s management, including how such activities align with and advance the Company’s overall growth strategy and objectives;

•	investigating and overseeing the due diligence of transaction candidates on behalf of the Board, and otherwise supporting and assisting with the evaluation of proposed transactions;

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•	reviewing, providing support and assistance, and recommending for authorization and approval by the Board of acquisition, divestiture and investment transactions proposed by the Company’s management in which the total consideration to be paid or received by the Company, in cash, stock or other consideration, meets certain requirements that may be established by the Board from time to time;

•	reviewing and recommending for approval by the Board performance objectives for acquisitions or investments as proposed by Management, and from time-to-time review actual performance of acquisitions or investments relative to pre-set objectives;

•	considering strategic objectives and risks associated with the Company’s acquisition, divestiture and investment activities, including assessment of the strategy, business model, financial performance, capital needs and projections submitted by transaction candidates;

•	at least annually, reviewing and assessing the adequacy of its Charter and evaluating the performance of the committee and recommending any proposed changes to the Board; and

•	reporting regularly to the full Board on the committee’s actions and activities.

Our Board of Directors has adopted a written charter for our Acquisition Committee, which is available on the investor relations section of our website (www.vuzix.com).

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. The full text of our code of business conduct and ethics is posted on the investor relations section of our website (www.vuzix.com).

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceeding in the past ten (10) years that would require disclosure under Item 401(f) of Regulation S-K.

Corporate Governance and Related Matters

Board Leadership Structure

Our Board of Directors is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the chairman should be selected from the non-employee directors or be an employee. Currently our Chief Executive Officer acts as Chairman. Our Board believes that Paul Travers, our founder and Chief Executive Officer, is best suited to act as Chairman of the Board because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board.

Our Board believes that the most effective board structure is one that emphasizes board independence and ensures that the Board’s deliberations are not dominated by management. Five of our seven current directors qualify as independent directors as defined under NASDAQ rules and regulations. Each of our standing Board committees is comprised of only independent directors, including our Nominating and Governance Committee, which is charged with evaluating and reporting to the Board on the performance and effectiveness of the Board, as necessary.

In 2022, we established the role of Lead Independent Director, who is elected by the Board of Directors annually. The current lead independent Director is Edward Kay. The Lead Independent Director is responsible for, among other things:

•	Presiding at all meetings of the Board of Directors at which the Chairman is not present, and at all Executive Sessions of Board meetings;

•	Presiding at all meetings of the independent directors;

•	Calling meetings of the independent directors;

•	Serving as the principal liaison between the Chairman and the independent directors relative to all substantive discussions. While this role is not intended to impede in any way the degree and/or frequency of any direct communications between the Chairman and other independent directors, it is expected that any substantive discussions that take place between the other independent directors and Chairman will be communicated on a timely basis by the independent director(s) to the Lead Independent Director, and vice versa;

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•	Communicating, on behalf of the Independent Directors and Compensation and Human Capital Committee, the Board evaluation of the CEO’s performance;

•	Guiding and assessing all information sent to the Board of Directors, including the quality, quantity, appropriateness, and timeliness of such information;

•	Assisting the Chairman in the construct of meeting agendas;

•	Helping establish the frequency of Board of Directors meetings and meeting schedules, ensuring there is sufficient time for adequate discussion of all agenda items;

•	Recommending to the Nominating and Governance Committee and to the Chairman, selections for membership and chair for each Board Committee, though such recommendations are not necessarily binding in nature;

•	Interviewing, along with the chair of the Nominating and Governance Committee, all director candidates and making recommendations to the Nominating and Governance Committee;

•	When appropriate, being available for consultation and direct communication with stockholders; and

•	Having the authority to select and retain (or approve in advance the selection and retention of) outside counsel, advisors, and/or consultants who report directly to the Board of Directors on Board-wide issues.

On an annual basis and in consultation with the independent directors, the Lead Independent shall review its charter and recommend to the Board of Directors for approval any modifications or changes.

Our Board’s Role in Risk Oversight

Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees includes overseeing the risk management activities of management. Our Board oversees our risk management processes directly and through its committees. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity, and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. The Compensation and Human Capital Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and talent management. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors. The Acquisition Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with acquisitions, investments and divestitures, as the case may be.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:

Vuzix Corporation

c/o Corporate Secretary

25 Hendrix Road,

West Henrietta, New York 14586

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate.

Director Attendance at Annual Meetings

We have scheduled a Board of Directors meeting in conjunction with our Annual Meeting of Stockholders and, while we do not have a formal policy regarding attendance at annual meetings, as a general matter we expect that the directors will attend the annual meeting, except in the case of virtual online-only meetings. All of our directors attended our 2022 Annual Meeting virtually.

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PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee has selected the accounting firm of Freed Maxick CPAs, P.C. (“Freed Maxick”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Freed Maxick has served as the Company’s independent registered public accounting firm since October 2014 and is considered by the Audit Committee, the Board of Directors, and management of the Company to be qualified.

The stockholders are being asked to ratify the Audit Committee’s appointment of Freed Maxick CPAs, P.C. for the year ending December 31, 2023. If the stockholders fail to ratify this appointment, the Audit Committee may, but will not be required to, reconsider whether to retain that firm. If the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Freed Maxick, CPAs, P.C. will be present at the Annual Meeting virtually and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to Freed Maxick CPAs, P.C.

The following table shows the fees that were billed by Freed Maxick CPAs, P.C. to the Company for professional services rendered in 2022 and 2021.

	2022	2021
Audit Fees (1)	$379,090	$326,821
Audit-Related Fees (2)	-	46,250
Tax Fees (3)	29,950	67,243
All Other Fees(4)	15,500	8,800
Total Freed Maxick CPAs, P.C. Fees	$424,540	$449,114

(1) Audit fees primarily represent amounts billed for the audit of our annual consolidated financial statements for such respective fiscal year and quarterly reviews of our consolidated financial statements.

(2) Audit-related fees represent fees for services rendered in connection with work related to comfort letters and registration statements in the respective fiscal year noted above.

(3) Professional services billed for tax compliance and planning.

(4) Professional services billed for due diligence work performed.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review and approve in advance all audit and permitted non-audit services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to, Freed Maxick CPAs, P.C. in 2022 and 2021 were approved by the Audit Committee.

Independence Analysis by Audit Committee

The Audit Committee has considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of such services was compatible with such firm’s independence. For 2022 and 2021, Freed Maxick CPAs, P.C. provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock cast on the matter is needed to ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2023. An abstention will have the same legal effect as a vote against the ratification of Freed Maxick CPAs, P.C., and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm.

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RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

Our Board of Directors unanimously recommend that the

stockholders vote FOR ratification of the appointment of FREED MAXICK CPAS,

P.C. as our independent registered public accounting firm

for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT

Membership and Role of Audit Committee

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight and review of our accounting functions, internal controls and financial reporting process. Currently, the Audit Committee is comprised of Edward Kay, Timothy Harned and Emily Nagle Green. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors in December 2009, as subsequently amended, which may be found on the investor relations section of our website (www.vuzix.com) under the “Investors-Corporate Governance” section. We believe that each of the members of the Audit Committee is independent as defined by applicable laws and regulations.

Management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, cybersecurity, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for performing an independent audit of those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. Two of the three members of the Audit Committee are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent auditors. Edward Kay, a Certified Public Accountant, is chair of the Audit Committee.

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under the standards of the PCAOB, including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors (and our Board has approved) that our audited financial statements for the year ended December 31, 2022 be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the year ending December 31, 2023 for ratification by stockholders at the Company’s Annual Meeting.

The Audit Committee currently consists of Mr. Kay (Chairperson), Mr. Harned and Ms. Green.

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

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 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our Named Executive Officers (“NEOs”) during 2022. For 2022, we determined that the following officers were our named executive officers for purposes of this proxy statement:

·	Paul Travers - Chief Executive Officer and President
·	Grant Russell - Chief Financial Officer and Executive Vice President
·	Peter Jameson - Chief Operating Officer

Biographical information regarding Mr. Travers and Mr. Russell is provided under Proposal No. 1 above.

Peter Jameson was named Chief Operating Officer (COO) of Vuzix in January 2022, having served as General Manager since joining the Company in January 2021. Mr. Jameson brings a wealth of operating experience to his new position. He previously served as COO of Osterhout Design Group (ODG), a leading wearable technology company that developed and manufactured mobile, self-contained and lightweight head-worn mixed reality smart glasses with photo-realistic imagery. Prior to ODG, Mr. Jameson was a 20-year executive at Eastman Kodak where he was a founding leader of Kodak’s multi-billion-dollar Digital Camera Business including General Manager and VP of the Digital SLR and Professional Digital Capture Group that created the world’s first digital SLR cameras, General Manager of Kodak’s Commercial Imaging Business in Europe, Africa and the Middle East and General Manager and VP of Kodak’s Digital Devices Group. He holds a Bachelor of Science Electrical Engineering degree from Union College and a Master of Business Administration degree from the University of Rochester’s Simon School of Business.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

•	Overview of Company Strategy

•	Alignment of Strategy and Pay

•	Response to any shareholder feedback on enhancements to Vuzix’s compensation and governance programs

•	Succession Planning

Compensation Philosophy and Process

•	Compensation Philosophy

•	Role of Compensation and Human Capital Committee, Management, and Consultants

•	Peer Group

Elements of Executive Compensation

•	Overview

•	Base Salary

•	Annual Incentive Plan

•	Long-term Incentive Plan

Additional Compensation and Governance

•	Benefits and Perquisites

•	Stock Ownership Policy

•	Clawback Policy

•	Hedging/Pledging

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Statement on Executive Compensation

Executive Summary

Overview of Company Strategy

As Vuzix embarks upon the next phase of its development, the Company continues to evolve as a leader in the growing AR and Smart Glasses market. We believe Vuzix is one of the few pure play near-eye display companies in the world, with a wide range of products and related optical and other technologies. The Board of Directors believes that it is on a path that, with proper execution, could result in Vuzix becoming a highly valued player in the technology sector. We believe that the products and technology of the Company and their evolution are critical to our future growth. Smart glasses, wearable computing and waveguide optics are still evolving rapidly and with varying degrees of enterprise and consumer adoption. The market for skilled personnel in the technology industry is very competitive, and skilled talent in the field of optics is even more competitive. Our ability to compete and succeed in our market is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, sales, marketing, and general and administrative functions.

Alignment of Strategy and Pay

To recruit and retain talent and to reinforce Vuzix’ strategy, the Company has designed a pay-for-performance compensation program that ensures alignment with Vuzix’ product and technology growth strategy and shareholder value creation. Key elements include:

•	Increased emphasis on both short- and long-term performance for executives;

•	Enhanced annual performance plan to focus on objective key financial and strategic drivers of the Company’s long-term success including new products and/or technologies; and

•	A long-term performance-based incentive plan tied to increasingly strong internal financial and relative external market metrics.

We strive to create an acceptable balance of our employee retention objectives with pay-for-performance objectives. We believe we accomplish this by compensating our executives with a combination of base salary and performance bonus awards and long-term equity-based incentive compensation. Our primary compensation vehicle is our equity award program, which we use to motivate long-term performance and strongly align the interests of our executives with those of our shareholders.

We are committed to a strong pay and performance culture, where executives’ awards are aligned with shareholder experience. A significant portion of our CEO, CFO and COO’s awards are at risk, meaning that unless we achieve certain levels of financial, operational, and stock price performance, our executives could receive no incentive payouts. During 2022 Vuzix made progress with a number of successes, including further developments in our intellectual properties, which will allow us to execute upon strategic investments to continue to grow our business. However, our FY2022 financial results fell below our target goals that were set at the beginning of the year. As a result, the Compensation and Human Capital Committee determined that management only received partial credit for earnings and operational and strategic goals, which resulted in short-term incentive payouts significantly below target.

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Response to Shareholder Feedback and Compensation and Governance Enhancements

Over the past few years as Vuzix has redefined its strategy and restructured the Company’s financing and investor pool, the focus has been on ensuring that the Company’s compensation and governance practices continue to evolve to support the Company’s growth. In 2021 and 2022, the Company made some major changes to address shareholder concerns, which focused on performance, Director diversity, and enhancement of other governance policies:

▪	Implemented a new Long-term Incentive Plan (“LTIP”) program focused on increasing growth with rigorous revenue, margin and market capitalization goals, which balanced the focus on key drivers of shareholder value and the resulting value creation;
▪	Implemented a more formalized annual incentive plan focused on financial and strategic drivers;
▪	Expanded the Board to include three new directors who provide additional expertise as public company board members, and provide diversity to the Board’s decision-making process;
▪	Appointed a Lead Independent Director (responsibilities outlined in the Vuzix Corporation Lead Independent Director Charter);
▪	Approved an annual say-on-pay frequency to improve transparency around the Company’s programs and receive annual feedback from our shareholders; and
▪	Hired a new independent compensation consultant in 2022 to advise the Company on additional enhancements to the governance process, which included: formalizing a stock ownership plan; enhancing the Company’s clawback policy; formalizing the insider trading policy and updating the Company’s hedging and pledging restrictions; establishing a new peer group; updating the pay benchmarking process for our NEOs; and updating committee charters to incorporate the major aspects of ESG, such as DEI and environmental sustainability.

In 2022, while shareholders appreciated the incorporation of a more rigorous performance plan and the enhanced governance programs, the Company received a 75% support vote on say-on-pay. This was primarily due to a lack of clarity that these equity performance grants were not annual but rather upfront grants expected to cover the founders and other key executives and senior management for the next ten (10) years or until all apportioned equity vested based upon rigorous revenue, EBITDA and market capitalization performance goals. For all equity to vest, the Company would have to achieve $10 billion of market capitalization and annual revenues in excess of $1.5 billion. The Board of Directors feels it is important to ensure that investors and shareholders understand that this LTIP was put in place to instill a focus on driving the Company’s long-term shareholder value and a feeling of ownership in driving this success. The Board of Directors has no plans to make additional grants under this LTIP.

Vuzix continues to focus on pay and performance alignment and on making continued progress in compensation design and governance. Below is a list of key changes made to the Company’s programs based on a combination of shareholder feedback and best practices for public companies of our comparable size. We continue to enhance our programs and look forward to ongoing engagement with our shareholders.

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Key Changes to Compensation and Governance 2021 - 2023

Shareholder Feedback/ Best Practices	Key Changes 2021 - 2023
Shareholders requested more frequent Say on Pay (SOP) votes	•	In 2022, the Board agreed with the importance of transparency and hearing from investors and approved an annual SOP vote frequency
Shareholders were concerned with non-independent CEO/COB with no Lead Independent Director to oversee and maintain independence of the Board	•	In 2022, the Board approved a Lead Independent Director who is elected annually, but is expected to serve for three consecutive years. Responsibilities of the Lead Independent Director are discussed in detail in the Corporate Governance section.
Lack of gender diversity on Board	•	In 2021, the Nominating and Governance Committee renewed its focus on improving the gender and racial diversity of its Board and appointed three new members to the Board including two women (29% of directors) and one underrepresented minority (14%), all of whom bring significant technology, senior management, and public company board experience
	•	Currently the Board is majority independent and only independent directors serve on the Board’s key committees. Additionally, the Company continues to recruit and expand the diversity of the Board.

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Increasing focus by institutional owners on ESG (environmental, social and corporate governance)	•	In 2021, the Board appointed a new Compensation and Human Capital Committee Chair who has focused on expanding the committee and Board’s role in ESG
	•	In 2022, the Board asked management to begin formulation of ESG reporting to the Board for 2022 and worked to further define how the Board and its committees will focus on ESG
•

In 2023, the Board approved new and expanded Committee Charters for the Compensation and Nominating and Governance Committee which included name changes as well as expanded roles in DEI (diversity, equity and inclusion), human capital, talent management, workforce and sustainability.

-    The Compensation and Human Capital Committee (formerly known as the Compensation Committee) expanded its charter to include working with the Company’s senior management on executive development and succession plans and reviewing and providing input on the Company’s strategies, policies and plans related to human capital management, talent, and diversity, equity, and inclusion (DEI)

-    The Nominating and Governance Committee (formerly known as the Nominating Committee) expanded its charter to act in an advisory capacity to the Company’s management with respect to strategies, goals, objectives, policies and practices surrounding sustainability performance and corporate responsibility surrounding environmental, social, and governance issues

-    Updated Committee Charters are listed on the Company’s website at https://ir.vuzix.com/corporate-governance

Increase objective performance-based metrics in short-term incentives	•	In 2021, the Company enhanced the STI plan to incorporate more formalized performance goals. The Company did not meet financial goals set in its 2021 STI plan and, as a result, the committee did not pay out annual incentives to NEOs for 2021 performance
	•	In 2022, the Compensation and Human Capital Committee further refined the annual incentive plan to focus on financial and strategic drivers of success with formal threshold, target and maximum goals established (See Anual Bonus Section for more details on new performance-based short-term incentive plan)
	•	In 2023, the committee continued to establish and refine performance goals to better match Vuzix’ growth plans.
Performance-based long-term incentive	•	In 2021, the Board felt it was important to design a plan that would directly tie leadership to financial drivers of value and resulting shareholder value creation and instill a strong ownership and retention objective.
•

To this end, the Board of Directors chose to make a large upfront performance equity grant or LTIP tied entirely to rigorous growth goals that would only pay out with significant market capitalization and shareholder returns.

	•	The Board chose a plan that would instill a feeling of ownership for shareholder value creation and allow the executives to share in the wealth if and only when shareholders had also received the value of the Company’s initiatives
•

This one-time LTIP option grant not only requires rigorous goals to trigger vesting, but the options were granted with an exercise price of $19/share so executives only share in value once options have vested and when share price exceeds $19/share

	•	The Board intended this LTIP grant in March 2021 to be a one-time grant, with no additional equity tied to such long-term incentives to be provided to the Co-Founders of the Company while options under this grant remain outstanding and unvested
	•	As a result, and which can be seen in the new Pay versus Performance disclosures, the value of these grants is currently entirely aligned with shareholder performance and will only provide value, if and when shareholders are rewarded with value creation
	•	The Board designed this plan to meet the following objectives:

✓  Help Vuzix grow and achieve its mission and goals, which would enable the creation of significant shareholder value

✓  Strengthen leadership with incentives that strongly align their interests with those of Vuzix stockholders

✓  Provide strong pay-for-performance linkage as the awards can only vest with significant achievements in market cap, revenue and EBITDA

✓  Provide strong retentive value, given the potential wealth creation linked to financial and shareholder value creation

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Questions on Company’s peer group criteria and size of participants	•	In 2022, the Company worked with its new compensation consultant to define a peer group that reflects Vuzix’ industry, size, performance, business model, customer base, global presence and good governance, to ensure upcoming compensation comparisons are appropriate (new peer group companies are named in the Peer Group section)
Company had not disclosed formal policies surrounding equity ownership guidelines, clawbacks, and hedging and pledging policies	•	In 2022, the Board approved new formal equity ownership guidelines for the NEOs and Directors
	•	In 2022, the committee approved a comprehensive clawback policy but recognized that additional items may be included once the SEC and Listing Exchanges approved their clawback requirements
•

In April 2023, the Company approved an updated clawback policy that meets the SEC and NASDAQ requirements (See section on Clawback Policy). Key components include:

✓  Mandatory clawback covering all performance-based incentives tied to financial or market-based measures for current and former Section 16 Officers in the event of financial restatement due to material non-compliance with financial reporting requirements

✓  Potential (i.e., up to Board and committee discretion) clawbacks of all incentives for misconduct that may or may not result in a financial restatement and/or financial or reputational harm to the Company

	•	In 2022, the Company expanded is hedging and pledging policy to align with general market practices (See section on Hedging and Pledging Policy for details)
Succession planning	•	In 2022, the Compensation and Human Capital Committee added two elements to the incentive plan to ensure succession planning for senior management: (i) explicit succession and development planning goals for all current NEOs; and (ii) an annual review by the committee of those goals and progress towards them.

The Compensation and Human Capital Management Committee reviews peer equivalent and comparable market practices in executive compensation and governance on an ongoing basis and continues to improve all aspects thereof. A summary of “What We Do” and “What We Don’t Do” is listed below.

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What We Do	What We Don’t Do

•      Pay-for-Performance philosophy and culture

•      Strong emphasis on performance-based incentive awards focused on growth, profitability and shareholder value

•      Clawbacks that cover short- and long-term performance-based incentive awards and time-based equity awards

•      Stock ownership guidelines for NEOs and Directors

•      Independent Board committee oversight

•      Independent compensation consultant

• No hedging and pledging of Vuzix stock • No material perquisites • No excise tax gross-ups • No repricing or cash buyout of underwater options without shareholder approval

Compensation Philosophy and Process

As our business success is driven by our products, technology, and go-to-market strategies, and given that the market for talent is highly competitive in our industry, Vuzix’ compensation philosophy has evolved, and our current focus is to:

•	Attract recruit, retain and incentivize the most highly-qualified executives to manage each of our business functions;

•	Incorporate incentive programs that fit with and drive our business strategy and align the interests of our NEOs with those of our shareholders;

•	Balance short- and long-term drivers of growth and shareholder value;

•	Reward for progress in our strategic initiatives such as the development of new products and technologies; and

▪	Create a pay-for-performance alignment, providing upside leverage for greater performance and wealth creation.

To support our compensation philosophy and objectives, the Compensation and Human Capital Committee has designed the executive compensation program with a balance between annual and long-term compensation, as well as between fixed and at-risk pay. We provide our executives with a combination of base salary and performance bonus awards and long-term equity-based compensation. Our primary compensation vehicle is our equity award program, which we use to motivate long-term performance and strongly align the interests of our executives with those of our shareholders. The equity program is performance-and market-based and at-risk based upon the Company’s financial, strategic and market performance objectives with aggressive goals over the long term.

Role of the Compensation and Human Capital Committee

The Compensation and Human Capital Committee of our Board of Directors sets our executive compensation policies and determines the amounts and elements of compensation for our executive officers. As set forth in the Compensation and Human Capital Committee’s written charter, its responsibilities include establishing compensation policies for our directors and executive officers; reviewing and approving the CEO’s, CFO’s and COO’s annual compensation; approving employment agreements or arrangements with executive officers; administering our 2014 Equity Incentive Plan and approving grants under the 2014 Plan; and making recommendations regarding any other incentive compensation or equity-based plans. Additionally, the Compensation and Human Capital Committee spends time working with senior management on executive development and succession planning and engages management in discussions surrounding human capital management, DEI, and talent management strategies as these items are important to Vuzix’s growth and long-term success. The Compensation and Human Capital Committee may delegate certain authority with respect to compensation matters to our executive officers.

For all executive officers other than our CEO, CFO and COO, the Compensation and Human Capital Committee establishes and approves the base salary compensation based upon recommendations from the CEO.

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With respect to compensation of our CEO, CFO and COO, the Compensation and Human Capital Committee establishes and approves the compensation determinations based upon the Compensation and Human Capital Committee’s evaluation, and performance reviews of our CEO, CFO and COO.

A copy of the Compensation and Human Capital Committee charter is posted on the investor relations section of our website (www.vuzix.com), under the heading “Investors: Corporate Governance”. In 2022, our Compensation and Human Capital Committee consisted of Emily Green (Chair), Timothy Harned and Edward Kay, each of whom is an independent director as determined by our Board of Directors, based upon the NASDAQ Rules and our independence guidelines.

The Role of Management

At the request of the Compensation and Human Capital Committee, the NEOs of the Company may be present at Compensation and Human Capital Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Compensation and Human Capital Committee, nor do they have a vote on any matters brought before the Compensation and Human Capital Committee. The Compensation and Human Capital Committee meets with the CEO to discuss his performance and compensation package, but ultimately decisions regarding his compensation package are made solely based upon the Compensation and Human Capital Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation and Human Capital Committee considers recommendations from the CEO, as well as input from the compensation consultant, as requested, to make compensation decisions regarding any other NEO.

Role of the Compensation Consultant

The Compensation and Human Capital Committee is comprised exclusively of independent outside directors. In making its determinations with respect to executive compensation, the Compensation and Human Capital Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. The engagement of services from the compensation consultant provides input on trends in executive compensation and an outside perspective on our executive compensation practices and assists with our peer group and benchmarking analysis. The Compensation and Human Capital Committee uses the consultant to assist in various analyses it sees fit, including the identification and selection of peer companies for purposes of comparing compensation practices, to provide guidance regarding the amount and types of compensation that we provide to our executives and to members of our Board of Directors, and other compensation-related matters.

In making its determinations with respect to executive compensation, the Compensation and Human Capital Committee has periodically engaged the services of a compensation consultant to provide input on trends in executive compensation and to obtain an outside perspective on our executive compensation practices and assist with our peer group benchmarking analysis. In 2021, the Compensation and Human Capital Committee worked with The Burke Group for compensation advice. In 2022, following the change in Compensation and Human Capital Committee leadership, the Compensation and Human Capital Committee surveyed appropriate firms, conducted a thorough RFP process, and engaged Farient Advisors LLC (“Farient”) as the compensation consultant. Services have or may include:

•	Recommend changes to the peer group of comparable companies;

•	Provide assistance with our future short-term and long-term incentive strategy;

•	Provide best practices on executive compensation practices and governance;

•	Assist with the draft of the CD&A; and

•	Provide general executive compensation advice.

The compensation consultant reports directly to the Compensation and Human Capital Committee and carries out responsibilities as assigned by the committee. The Compensation and Human Capital Committee has the sole authority to retain and terminate the compensation consultant and to approve the compensation consultant’s fees and all other terms of the engagement. The Compensation and Human Capital Committee exercised this authority to engage Farient as its independent compensation consultant in 2022 and for 2023 and has direct access to the compensation consultant throughout the year. Farient serves as an advisor to the Compensation and Human Capital Committee on topics primarily related to Board and executive compensation. Farient does not provide us with any services other than the services provided at the request of the Compensation and Human Capital Committee.

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The Compensation and Human Capital Committee regularly reviews the services provided by its outside consultants and believes that both Farient and Burke (its previous compensation consultant) are independent in providing executive compensation consulting services. The Compensation and Human Capital Committee conducted a specific review of its relationship with Farient in 2022 and determined that Farient’s work for the Compensation and Human Capital Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and by the SEC and the Nasdaq Stock Market. The Compensation and Human Capital Committee previously conducted a specific review of its relationship with Burke in 2021, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and by the SEC and the Nasdaq Stock Market.

Peer Group

In setting executive compensation for the NEOs, the Compensation and Human Capital Committee considers compensation data from companies in the peer group as well as factors including an executive’s length and depth of experience, role, scope of responsibility, and other key aspects. In 2022, Vuzix updated the Company’s peer group to better reflect the company’s new strategy. Criteria included relevant industry, size and performance, fit with company’s business model, customer base and global presence. This peer group includes 13 companies similar in business model and size. Companies included are:

Aehr Test Systems	Lantronix, Inc.
CEVA, Inc.	Microvision, Inc.
CyberOptics Corporation	Ouster, Inc.
Digimarc Corporation	PDF Solutions, Inc.
Identiv, Inc.	Pixelworks, Inc.
Immersion Corporation	Rekor Systems, Inc.
Kopin Corporation

Elements of Executive Compensation

Our compensation program is designed to be simple, straightforward and fair. We use the following compensation and benefits elements to provide an overall competitive compensation and benefits package that is tied to creating shareholder value and supporting the execution of our business strategies:

•	Base salary;

•	Annual incentive (cash and/or restricted stock or short-term equity awards); and

•	Long-term incentives (restricted equity awards).

The combination and allocation of the components and the target amount of each component is influenced by the role of the executive officer, individual performance, expected contributions, market practices, and the total value of all the compensation and benefits available to the individual executive officers. The Compensation and Human Capital Committee reviews and considers each component for each executive officer before making compensation decisions. In 2021, the committee established a new one-time ten-year performance-based LTIP (Long Term Incentive Plan – within our 2014 Equity Incentive Plan) with grants to the NEOs and other senior managers expected to drive consistently harder and more rigorous financial and market growth goals. The operational and market-based milestones behind the LTIP are very challenging, requiring market capitalization of more than $10B, revenues over $1.5B, and EBITDA margins of 16% for full vesting of the plan. If successful, these outcomes will create significant value for the Company’s shareholders. Additionally, the exercise price for the options, requires the stock to be at or higher than $19 per share for the LTIP participants to begin sharing in the value created. The Board of Directors has no plans to make additional grants under the 2021 LTIP program, and the CEO and CFO (Co-Founders of the Company) will be not be issued additional long-term equity incentives, while the majority of those 2021 LTIP options remain unvested and outstanding. The Board of Directors also has no plans to provide additional grants under the 2021 LTIP program to any employee of the Company As a result, the Company’s NEOs did not receive equity grants in 2022 (except for Mr. Jameson’s promotional grant to COO).

The Compensation and Human Capital Committee evaluates the overall performance of the NEOs during the year against annual budgets; evaluates the CEO’s achievements against the Board’s expectations; obtains input from the CEO on the performance reviews of the other executive officers; evaluates the potential for future contributions by each executive to our long-term success; and periodically compares our executive compensation against a benchmarking analysis of a group of peer companies.

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Base Salary

Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Salaries are based on the executive’s level of experience, functional specialty, and responsibility. Executive salaries are reviewed on an annual basis by the Compensation and Human Capital Committee. Any increases in salary are based on an evaluation of the individual’s performance, level of responsibility and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions in the Company’s peer group or as shown in survey data.

In the four-year period from 2017 to 2020, Vuzix’ CEO and CFO received no increases in salary. Due to their continued hard work in driving the Company’s results in 2021, the Board increased the CEO’s and CFO’s base salary in that year. These have been kept the same for 2022 and 2023. With the promotion of Peter Jameson to COO, he has received an increase in salary for 2022 which remains constant for 2023.

The following table summarizes the annualized base salaries in effect as of December 31, 2023, 2022, and 2021 for the respective NEO:

Officer	2023 Salary	2022 Salary	2021 Salary
Paul Travers	$575,000	$575,000	$575,000
Grant Russell	450,000	450,000	450,000
Peter Jameson	425,000	425,000	300,000

Annual Bonus

In 2022, the Compensation and Human Capital Committee established a more structured and formalized annual incentive plan for the NEOs tied to a mix of financial and strategic drivers that will drive the Company’s long-term growth, success and shareholder value. These key financial drivers include revenues, earnings, product margins and objective strategic and leadership measures focused on driving the Company’s long-term growth. Each NEO has an established target as a percentage of salary with a threshold to maximum payout equal to +/-33% of target based upon performance relative to target. A maximum opportunity of 133% of target can only be achieved for significantly exceeding targeted performance. For 2022, the CEO and COO had targets set at 37.5% of salary with a maximum payout at 50% of salary and the CFO had a target of 30% of salary with an upside of 40% for maximum performance on all financial and strategic goals.

For 2022, the Compensation and Human Capital Committee established thresholds to maximum goals for each of the following metrics with revenues having the biggest weighting at 50% of the incentive plan. As the Company fell short of the goals on revenues and gross margins and as the Compensation and Human Capital Committee does not allow discretion, the NEOs received only 41.7% of their target incentive opportunity.

Vuzix’s 2022 Short-Term Incentive Plan

2022 Metrics	Weighting	Threshold	Target	Maximum	Results	Payout(5)	Weighted Results
Payout as % of Target		67%	100%	133%
Revenue(1)	50%	75% of Target	Plan	125% of Target	<75% of Target	0%	0%
Product Gross Margin %	15%	75% of Target	Plan	125% of Target	36% (83% of Target)	77%	8.7%
Net EBITDA Loss(2)	15%	125% of Target	Plan	75% of Target	87.5% of Target	117%	13.1%
Technology Product Innovations (# of Tgts achieved)(3)	15%	One	Two	Three	Three	100%	15.0%
Development & Succession(4)	5%	Discussed Below			Completed	100%	5.0%
	100%						41.83% of Target

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(1)	Plan is the Annual Operating Plan approved by the Board. For competitive reasons, Vuzix will not disclose details of its Annual Operating Plan
(2)	Excludes non-cash items such as depreciation, equity compensation charges, amortization, amongst other items and is exclusive of any bonus payouts under this plan

(3)	The Compensation and Human Capital Committee identified four exceptional technology innovations that could significantly increase the Company’s future growth trajectory with new breakthrough product and technology innovations around our waveguides, their manufacturing, and the new Ultralite AR glasses, amongst other items.

(4)	The Development and Succession metric is designed to encourage growth in the participant’s role as demands increase and leadership roles are enhanced. Evaluation includes NEOs assessment of direct reports, opportunities for development, and outlined succession plans for each respective position.
(5)	For the financial goals, results are linearly interpolated between threshold and maximum

For 2023, the Compensation and Human Capital Committee continued to establish a stringent and formal short-term incentive plan with goals continuing to be tied to revenues, earnings, gross margin, OEM products business development and product/technology innovation – all key drivers of long-term value for the Company.

Long-Term Incentives

We believe that including an equity-based incentive component of compensation is a critical tool for motivating our executives and certain employees. We believe that granting equity awards to our executives aligns executive compensation with long-term stockholder value. By awarding executive officers with equity awards that vest over time, we believe that our executive officers will have a continuing stake in our long-term success.

On March 17, 2021, the Company implemented a new Long Term Incentive Plan, or LTIP, within its existing 2014 Equity Incentive Plan. The primary objective of the Board of Directors in designing the LTIP is to help Vuzix grow, execute upon its mission, and achieve its goals, which would enable the creation of significant stockholder value. There are three main objectives in the LTIP’s design:

•	Strengthen incentives and create greater pay-for-performance alignment with shareholder value creation;

•	Ensure senior leadership’s continued service; and

•	Spur the Co-Founders and Senior Management to achieve Vuzix’ aggressive strategic and financial objectives.

With these objectives in mind, the Board of Directors approved a one-time ten -year performance award for its Co-Founders (Paul Travers and Grant Russell) that will incentivize their continued leadership of Vuzix over the long-term. In addition, based on suggestions of the Co-Founders, select other senior management team members were added to the program who volunteered to do so rather than receive a smaller standard time-based option grant. This award is fully aligned with Vuzix’ long-term ambitions and the interests of its stockholders. The operational and market-based milestones behind the LTIP are very challenging, requiring market capitalization of  >$10B, revenues over $1.5B, and EBITDA margins of 16% for full vesting of the plan. If successful, these outcomes will create significant value for the Company’s shareholders. Additionally, the exercise price for the options, requires the stock to be >$19/share for the team to begin sharing in the value created. Once earned and exercised, these shares may not be sold, transferred or disposed of during the 24 month period following the date of vesting, except for the sale of shares to cover tax obligations; provided, however, such required holding period shall lapse with respect to 1/24 of such shares of stock on each monthly anniversary of the date of vesting until all of such shares of Stock are transferable. The LTIP Program options do not automatically accelerate and vest in the event of a change-of-control. It is the Committee’s expectation that the Co-Founders will not receive additional long-term equity incentive grants while the current LTIP options remain unvested and outstanding.

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Additional Compensation and Governance Practices

Perquisites

The Company offers limited perquisites for the exclusive benefit of the NEOs. Our healthcare, insurance, and other welfare and employee-benefit programs are standard in nature and the same for all eligible domestic employees, including executive officers. Benefits provided include health and dental coverage, group term life insurance, and disability programs and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, a cost that is dependent upon the level of benefits coverage that each employee elects. The benefits provided to foreign employees are typically determined by the laws of the applicable country in which the employee resides or we reimburse their costs of obtaining equivalent benefit coverages.

Stock Ownership Policy

In April 2022, the Company adopted a formal stock ownership policy for NEOs and Directors. The policy states that each NEO and Director is required to own shares of our common stock as follows and will have five years from the date of hire or appointment to attain such ownership levels:

●	Our CEO must own shares with an aggregate fair value equal to three (3) times such executive’s annual base salary.

●	All NEOs other than our CEO must own shares with an aggregate fair value equal to one (1) time such executive’s annual base salary.

●	All Directors must own shares with an aggregate fair value equal to three (3) times their annual cash compensation retainer (excluding any committee chair fees or independent lead director fees)

For purposes of these guidelines, an individual’s stock ownership includes all shares of the Company’s common stock owned by such NEO or Director outright or held in trust for such individual and his or her immediate family, unvested restricted stock and restricted stock units (counted at 60% of value to approximate an after-tax basis), and stock purchase plan holdings; but does not count performance-based equity or unexercised equity (i.e. outstanding stock options). The value of the shares will be measured as the greater of the then-current market price or the closing price of the Company’s common stock on the acquisition date.

All of our NEOs and Directors serving in executive positions meet the ownership requirements or still have time remaining to satisfy the requirements. The equity owned by each of our NEOs and Directors as of April 17, 2023, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

Clawback Policy

In 2022, we adopted a more comprehensive Clawback policy, which builds upon the policy that we had established in 2018. In 2023, we updated the policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related listing standards of the NASDAQ stock exchange. The updated clawback policy meets the current SEC and NASDAQ mandatory requirements and provides additional discretionary protections against fraud and misconduct that can result in financial or significant reputational harm to the Company regardless of whether it is in conjunction with a restatement. This enhanced section of the policy applies to all current and former Section 16 Officers and includes potential recovery of any incentive compensation paid or awarded to or earned by such Officers (including annual incentive cash, stock options, restricted stock units, and any other equity awards).

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Hedging and Pledging Policy

In 2022, we expanded elements of our Hedging/Pledging policy to ensure all components meet industry best practices. Under the terms of our revised insider trading policy, Reporting Insiders (defined below) of the Company, may not engage in hedging transactions involving Vuzix securities, such as forward sale or purchase contracts, equity swaps, collars or exchange funds. Such activities may put the personal gain of an insider in conflict with the interests of the Company and its stockholders. Insiders include Company directors, officers, employees, consultants, distributors, salespersons, agents or other people who receive or have access to Material Nonpublic Information regarding the Company and members of their immediate families or households (“Reporting Insiders”).

Similarly, no Reporting Insider may hold Company securities in a margin account or directly pledge Company securities as collateral for a loan. Margin or foreclosure sales may occur at a time when the Insider is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company securities.

Prohibition Against Speculating and Certain Equity Transactions

Investing in the Company’s securities provides an opportunity to share in its future growth. Investment in the Company and sharing in its growth, however, are inconsistent with speculation based on short-term fluctuations in the market price of the Company’s securities. Such activities may put the personal gain of an Insider in conflict with the interests of the Company and its stockholders.

Consequently, no Insider may trade in options, warrants, puts and calls or similar derivative instruments based on the Company’s securities or buy the Company’s securities with the intention of quickly reselling them or sell the Company’s securities “short.” Any sale by a Reporting Insider of the Company’s securities that have not been held for investment for a period of at least 90 days shall be deemed to be speculative for the purpose of this paragraph. In addition, Insiders may not buy the Company’s securities on margin.

The Company also maintains a “blackout period” during which all Reporting Insiders are prohibited from trading in the Company’s securities. This blackout period begins at the close of the market on the 15th day of the third month of each fiscal quarter and ends at the beginning of the third trading day following the date of public disclosure of the financial results for that quarter. The prohibition exists due to the fact that Reporting Insiders often possess Material Nonpublic Information about the expected financial results for the quarter or year during that period. Additionally, the Company may also declare an event-specific blackout period, which would impose a prohibition on trading Company securities for specific Insiders tied to specific material events.

In 2023, the Company updated elements of its Insider Trading Policy, in which our anti-hedging/pledging and other related policies are contained, to comply with the SEC’s new rules on insider trading disclosures and 10b5-1 plans, including by updating the Company’s “blackout period” provision concerning the prohibition of trading Company securities around the release of Material Nonpublic Information.

Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation and Human Capital Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation and Human Capital Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining our executive officers.

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Employment and Other Agreements

We typically do not offer employment agreements and the only current employees with such an agreement are our CEO and CFO, both of which were entered into in 2007, and which are still effective.

Our Equity Plan provides for the acceleration of the vesting of all unvested stock options and restricted stock awards in the event of a change-in-control, except for options issued under the LTIP, unless the administrator has made appropriate provision for the substitution assumptions, exchange or other continuation of the award pursuant to the Change-of-Control.

EXECUTIVE COMPENSATION

The Compensation and Human Capital Committee has reviewed and discussed with management this Compensation Discussion and Analysis and based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2022 Annual Report on Form 10-K and this Proxy Statement.

Submitted by the Compensation and Human Capital Committee:

•	Emily Nagle Green – Chair

•	Edward Kay – Member

•	Timothy Harned – Member

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for 2022, 2021 and 2020. More detailed information is presented in the other tables and in the footnotes to the tables.

Name and		Salary		Bonus or	Option		Stock		All Other
Principal		Paid		Commission (4)	Awards		Award		Compensation		Total
Position	Year	($)		($)	($)		($)		($)		($)
Paul Travers, President	2022	$575,000	(1)	$119,888	$-		$-		$18,214	(10)	$713,102
and Chief Executive	2021	575,000	(1)	-	42,373,304	(5)	-		18,214	(10)	42,966,518
Officer	2020	586,694	(1)	120,000	54,673	(6)	92,250	(8)	18,188	(10)	871,805

Grant Russell, Chief Financial	2022	$450,000	(2)	$75,060	$-		$-		$40,549	(11)	$565,609
Officer and Executive Vice	2021	450,000	(2)	-	22,896,077	(5)	-		17,245	(11)	23,363,322
President	2020	503,302	(2)	102,000	54,673	(6)	92,250	(8)	19,263	(11)	771,488

Peter Jameson, Chief Operating Officer	2022	$425,000	(3)	$88,613	$-		$1,128,000	(9)	$10,019	(12)	$1,651,632
	2021	276,923	(3)	25,000	5,668,033	(7)	—		8,674	(12)	5,978,630

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(1)	Mr. Travers’s contract provides for an annual salary of $575,000 beginning on January 1, 2021 and it had previously been $500,000 since May 1, 2017. As part of our salary reduction program in May 2020, Mr. Travers reduced his cash salary by $163,306 in exchange for Company common stock with a fair market value of $250,000.

(2)	Mr. Russell’s contract provides for an annual salary of $450,000 beginning on January 1, 2021, and it had previously been $425,000 since May 1, 2017. As part of our salary reduction program in May 2020, Mr. Russell reduced his cash salary by $134,198 in exchange for Company common stock with a fair market value of $212,500.

(3)	Mr. Jameson's base salary was $425,000 beginning on January 1, 2022, and it had previously been $300,000 since January 25, 2021.

(4)

Messrs. Travers, Russell, and Jameson received performance bonuses of $119,888, $75,060, and $88,613, respectively, in 2022 for meeting certain target elements under the management incentive bonus program.

Messrs. Travers and Russell received performance bonuses of $120,000 and $102,000, respectively, in 2020 for meeting certain target elements under the management incentive bonus program.

(5)	Messrs. Travers and Russell received 3,260,000 and 1,750,000, respectively, in stock option awards under the Company's LTIP, which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. The fair market value of these options upon grant date to Messrs. Travers and Russell were $42,373,304 and $22,896,077, respectively. See Note 15 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.

(6)	Messrs. Travers and Russell were each awarded 50,000 options to purchase common stock of the Company. The total fair market value of the stock options granted on May 6, 2020, was $109,347, which vest evenly over a 48-month period.

(7)

Mr. Jameson received 270,000 stock option awards under the Company's LTIP, which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. The fair market value of these options upon grant date to Mr. Jameson was $3,626,137.  See Note 15 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.

Mr. Jameson was awarded 150,000 options to purchase common stock of the Company. The total fair market value of the stock options granted on March 17, 2021, was $2,041,896, which vest monthly over a 48-month period.

(8)	Messrs. Travers and Russell were each awarded 22,500 shares of common stock on September 28, 2020. The total fair market value of these stock awards was $184,500, which was determined by multiplying the number of shares of common stock granted by the closing price of our common stock as listed on NASDAQ on the day prior to grant.

(9)	Mr. Jameson was awarded 200,000 shares of common stock on June 15, 2022. The total fair market value of these stock awards was $1,128,000, which was determined by multiplying the number of shares of common stock granted by the closing price of our common stock as listed on NASDAQ on the day prior to grant.

(10)	Consists of amounts paid to Mr. Travers as a car allowance (as per his employment contract) and for health and group life insurance.

(11)	Consists of amounts paid to Mr. Russell in reimbursement for the rental of an automobile in Rochester, New York, and direct travel to and from his primary residence in Vancouver, Canada to Rochester, New York, and for health and group life insurance.

(12)	Consists of amounts paid to Mr. Jameson for health and group life insurance.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table below (“named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders.

This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the shareholders of Vuzix Corporation approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2023 Proxy Statement, as such compensation is disclosed in the Company’s 2023 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Although the vote is non-binding, our Board and the Compensation and Human Capital Committee will review the voting results. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation and Human Capital Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

Our Board of Directors unanimously recommend the

stockholders vote FOR approval of the compensation disclosed in this Proxy Statement of the Company’s NAMED executive officers

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning exercisable and un-exercisable stock options held by the named executive officers at December 31, 2022.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Un-exercisable	(#)	($)	Date
Paul Travers (1)	40,000	—	—	$2.70	8/18/2024
Paul Travers (2)	32,291	17,709	—	1.71	5/6/2030
Paul Travers (3)	250,000	—	3,010,000	19.00	3/17/2031
Grant Russell (1)	65,000	—	—	2.70	8/18/2024
Grant Russell (2)	32,291	17,709	—	1.71	5/6/2030
Grant Russell (3)	125,000	—	1,625,000	19.00	3/17/2031
Peter Jameson(4)	65,625	84,375	—	18.94	3/17/2031
Peter Jameson(3)	—	—	270,000	19.00	3/17/2031

(1)	These options were granted under our 2014 option plan and vested in equal monthly installments over forty-eight months from the date of grant.
(2)	These options were granted under our 2014 option plan and will vest in equal monthly installments over forty-eight months from the date of grant, May 6, 2020.
(3)	These options were granted under our 2014 option plan and under the Company's LTIP, which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00.
(4)	These options were granted under our 2014 option plan and will vest in equal monthly installments over forty-eight months from the date of grant, March 17, 2021.

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Grants of Plan-Based Awards in 2022

The following table presents information concerning each grant of an award made to a named executive officer in fiscal year 2022 under our Plan:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	($/Sh)	Awards ($)
Peter Jameson	6/15/2022	(1)	-	-	-	200,000	-	-	-

(1)	Mr. Jameson received 200,000 shares of common stock. The fair market value on the date of award of the stock issued was $5.64, resulting in an aggregate fair value of approximately $1,128,000. The fair market value of this award is expensed over a forty-two (42) month vesting period, which began June 15, 2022.

 Equity Compensation Plan Information

The Company has adopted the Vuzix 2014 Incentive Stock Plan (the “2014 Plan”). The 2014 Plan, as amended, has an “evergreen” provision, under which the maximum number of shares of common stock that may be issued under the 2014 Plan automatically increases each time the Company issues additional shares of common stock. The “evergreen” provision was removed from the Vuzix 2023 Equity Incentive Plan (the “2023 Plan”) as proposed in the “key features of the 2023 Plan” further below. The total number of shares issuable thereunder at all times is equal to 20% of the outstanding shares of common stock. As of December 31, 2022, the authorized shares of common stock under the 2014 Plan, as amended, totaled 12,663,821.

The purpose of the Plan is to retain executives and selected employees and consultants and reward them for making contributions to our success.  These objectives are accomplished by granting long-term incentive awards thereby providing participants with a proprietary interest in our growth and performance. The plan is administered by our Board of Directors.

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The following table summarizes information as of the close of business on December 31, 2022 concerning the Plan and the options outstanding.

Plan category	Number of securities to be issued upon exercise of Outstanding options (a)	Weighted- average Exercise price of Outstanding options (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,589,673	$15.34	1,495,760
Equity compensation plans not approved by security holders	—	—	—
Total	8,589,673	$15.34	1,495,760

Employment Agreements

Paul Travers

On August 1, 2007, we entered into an employment agreement with Paul Travers providing for his continued service as our Chief Executive Officer and President. Effective January 1, 2021, the Compensation and Human Capital Committee increased Mr. Travers’ annual base salary to $575,000; it had previously been $500,000 since May 1, 2017. He is also eligible to receive such periodic, annual or other bonuses as the Board of Directors in its sole discretion shall determine and to participate in all bonus plans established for our senior executives. The agreement also provides that Mr. Travers may be awarded, at the sole discretion of the Board of Directors, stock options and other awards under any plan or arrangement for which our senior executives are eligible. The level of his participation in any such plan or arrangement shall be determined by the Board of Directors in its sole discretion. To the greatest extent permissible under the Internal Revenue Code (the Code) and the regulations thereunder, options granted to Mr. Travers shall be incentive stock options within the meaning of Section 422 of the Code. He is also eligible to participate in all employee benefit plans which are generally available to our senior executives and entitled to receive fringe benefits and perquisites comparable to those of our other senior executives.

Under his agreement, we are obligated to reimburse Mr. Travers for the costs of an automobile at the rate of $750 per month and for all actual, reasonable and customary expenses incurred in the course of his employment in accordance with our policies as then in effect. Mr. Travers is subject to certain restrictive covenants under the agreement, including a covenant not to compete for 24 months after his termination for any reason other than by him for good reason or by us without cause and for 48 months after his termination if such termination results in our obligation to pay him the change-of-control payment described below.

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Grant Russell

On August 1, 2007, we entered into an employment agreement with Grant Russell providing for his continued service as our Chief Financial Officer and Executive Vice President. Effective January 1, 2021, the Compensation and Human Capital Committee increased Mr. Russell’s annual base salary to $450,000; it had previously been $425,000 since May 1, 2017. He is also eligible to receive such periodic, annual or other bonuses as the Board of Directors in its sole discretion shall determine and to participate in all bonus plans established for our senior executives. The agreement also provides that Mr. Russell may be awarded, at the sole discretion of the Board of Directors, stock options and other awards under any plan or arrangement for which our senior executives are eligible. The level of his participation in any such plan or arrangement shall be determined by the Board of Directors in its sole discretion. To the greatest extent permissible under the Code and the regulations thereunder, options granted to Mr. Russell shall be incentive stock options within the meaning of Section 422 of the Code. He is also eligible to participate in all employee benefit plans which are generally available to our senior executives and entitled to receive fringe benefits and perquisites comparable to those of our other senior executives.

Under his agreement, we are obligated to either reimburse Mr. Russell for the costs of an automobile at the rate of $750 per month or to bear all expenses associated with his lease of an automobile for his use while in Rochester, New York, to reimburse him for the costs of travel between Rochester, New York, and his primary residence in Vancouver, British Columbia, Canada and to reimburse him for all actual, reasonable and customary expenses incurred in the course of his employment in accordance with our policies as then in effect. We provide Mr. Russell the option to receive a portion of his salary in the form of a housing allowance, at the rate prescribed by the Internal Revenue Service, for the maintenance of a second residence in Rochester, New York. Payment of such allowance is deductible by us for federal income tax purposes in the same manner as cash compensation. Mr. Russell is subject to certain restrictive covenants under the agreement, including a covenant not to compete for 24 months after his termination for any reason other than by him for good reason or by us without cause and for 48 months after his termination if such termination results in our obligation to pay him the change-of-control payment described below.

Potential Payments upon Termination or Change-in-Control

This section sets forth information regarding compensation and benefits that each of the NEOs would receive in the event of a change-in-control (as defined in the applicable employment agreement) or in the event of termination of employment under several different circumstances, including: (1) termination by Vuzix for cause (as defined in the applicable employment agreement); (2) a voluntary termination by the NEO; (3) termination of the NEO for good reason (as defined in the applicable employment agreement); (4) involuntary termination by Vuzix without cause; (5) death; or (6) disability (as defined in the applicable employment agreement).

Under the agreements of both Mr. Travers and Mr. Russell: (a) we shall have “cause” to terminate them as a result of their: (i) willfully engaging in conduct which is materially injurious to us; (ii) willful fraud or material dishonesty in connection with their performance as an employee; (iii) deliberate or intentional failure to substantially perform their duties as employees that results in material harm to us; or (iv) conviction for, or plea of nolo contendere to a charge of, or commission of, a felony; (b) they shall have “good reason” to terminate their employment upon: (i) a material diminution during the term of the agreements in their duties, responsibilities, position, office or title; (ii) a breach by us of the compensation and benefits provisions of their agreements; (iii) a material breach by us of any other terms of their agreements; or (iv) the relocation of their principal place of business at our request beyond 30 miles from its current location; and (c) they shall be deemed to be “disabled” if they shall be rendered incapable of performing their duties to us by reason of any medically determined physical or mental impairment that can be expected to result in death or that can reasonably be expected to last for a period of either (i) five or more consecutive months from the first date of their absence due to the disability or (ii) nine months during any 12-month period. Any termination by us for cause or by them for good reason is subject to a 30-day notice period and opportunity to cure.

Under their employment agreements, “change-of-control” means: (i) the approval by our stockholders, and the completion of the transaction resulting from such approval, of (A) the sale or other disposition of all or substantially all of our assets or (B) our complete liquidation or dissolution; (ii) the sale, in a single transaction or in a series of related transactions, of all or substantially all of the outstanding shares of our capital stock; (iii) the approval by our stockholders, and the completion of the transaction resulting from such approval, of a merger, consolidation, reorganization or similar corporate transaction, whether or not we are the surviving corporation in such transaction, in which the outstanding shares of common stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 50% or more of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (either ours or those of another company) or cash or other property; (iv) pursuant to an affirmative vote of a holder or holders of 75% of our capital stock of the entitled to vote on such a matter, the removal of a majority of the individuals who are at that time members of the Board of Directors; or (v) the acquisition by any entity or individual of 100% of our capital stock.

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The actual amounts that would be payable in such circumstances can only be determined at the date of termination or upon the change-in-control. The amounts included below are based on the following:

•	We have assumed that the termination event occurred effective as of December 31, 2022, the last day of 2022;

•	We have assumed that the value of our common stock was $3.64 per share, the US dollar closing market price of our common stock on December 31, 2022, the last trading day of our common stock, and that all unvested options were exercised on December 31, 2022; and

•	Health benefits are included at the estimated value of continuation of this benefit.

Paul Travers

If Mr. Travers’ employment is terminated (i) by the Company without cause or (ii) by Mr. Travers for good reason or (iii) as a result of disability, Mr. Travers would be entitled to receive:

•	two times his annual base salary, payable in 24 equal monthly installments	$1,150,000
•	his annual incentive bonus, payable within 60 days of termination	-
	Total cash compensation upon termination	$1,150,000

If Mr. Travers’ employment is terminated within one year of a change-of-control for any reason other than by us for cause, or if he elects to terminate his employment (whether or not for good reason) during the period beginning 121 days after a change-of-control and ending on the second anniversary thereof, Mr. Travers would be entitled to receive:

•	four times his annual base salary, payable in 48 equal monthly installments	$2,300,000
•	his annual incentive bonus, then in effect, payable within 60 days of termination	-
	Total cash compensation upon change-of-control	$2,300,000

Additionally, in either case Mr. Travers would also be entitled to:

•	continuation of medical benefits throughout the 24 or 48-month period during which severance payments are made or until he becomes eligible to receive medical benefits from subsequent employer	$19,398 (for 24 months) or $38,795 (for 48 months)
•	any accrued amounts owing to him
•	additionally, in the event any severance payments under those existing agreements become subject in the future to IRS Section 280G excise taxes that lower the net amounts after tax those officers would otherwise receive, then the Company shall gross-up such payments to these “disqualified individuals” (IRS definition) for the 20 percent excess tax if their currently existing severance arrangements are deemed excess parachute payment amounts

If Mr. Travers’ employment is terminated for cause or by Mr. Travers voluntarily, he will be entitled to receive only any accrued amounts owing him and will forfeit all unvested equity and unearned incentive payments.

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Grant Russell

If Mr. Russell’s employment is terminated (i) by the Company without cause or (ii) by Mr. Russell for good reason or (iii) as a result of disability, Mr. Russell would be entitled to receive:

•	two times his annual base salary, payable in 24 equal monthly installments	$900,000
•	his annual incentive bonus, payable within 60 days of termination	-
	Total cash compensation upon termination	$900,000

If Mr. Russell’s employment is terminated within one year of a change-of-control for any reason other than by us for cause, or if he elects to terminate his employment (whether or not for good reason) during the period beginning 121 days after a change of control and ending on the second anniversary thereof, Mr. Russell would be entitled to receive:

•	four times his annual base salary, payable in 48 equal monthly installments	$1,800,000
•	his annual incentive bonus, then in effect, payable within 60 days of termination	-
	Total cash compensation upon change-of-control	$1,800,000

Additionally, in either case Mr. Russell would also be entitled to:

•	continuation of medical benefits throughout the 24 or 48-month period during which severance payments are made or until he becomes eligible to receive medical benefits from subsequent employer	$8,786 (for 24 months) or $17,572 (for 48 months)
•	any accrued amounts owing to him
•	additionally, in the event any severance payments under those existing agreements become subject in the future to IRS Section 280G excise taxes that lower the net amounts after tax those officers would otherwise receive, then the Company shall gross-up such payments to these “disqualified individuals” (IRS definition) for the 20 percent excess tax if their currently existing severance arrangements are deemed excess parachute payment amounts

If Mr. Russell’s employment is terminated for cause or by Mr. Russell voluntarily, he will be entitled to receive only any accrued amounts owing him and will forfeit all unvested equity and unearned incentive payments.

CEO Pay Ratio

We are providing the following information about the ratio of our CEO’s total compensation for 2022 to the total compensation of our median compensated employee for 2022 (our ‘‘CEO pay ratio’’) pursuant to Item 402(u) of Regulation S-K. The CEO pay ratio disclosed below represents a reasonable, good faith estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below:

•	CEO total compensation: $713,102

•	Median Employee total compensation: $102,135

•	Ratio of CEO to Median Employee: 7 to 1

All data included in the calculation is prepared in accordance with the requirements of Item 402(u) of Regulation S-K.

Methodology for Selecting the Median Employee

We prepared a list of all 105 U.S. employees, excluding the CEO and, utilizing the amount of annual base pay of all of our U.S. employees, determined the median employee total compensation. We excluded all non-U.S. employees in our foreign locations from our median calculation as they represent less than 5% of our total employee population. We selected December 31, 2022, as our determination date. The pay ratio is a reasonable estimate calculated based upon rules and guidance provided by the SEC. The SEC rules allow for varying methodologies for companies to identify their median employee total compensation; other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

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Pay Versus Performance

As noted in the Compensation Discussion and Analysis section of our proxy, Vuzix is committed to a strong pay and performance culture, and we have designed an executive compensation program where awards are aligned with Company performance and shareholder value. To this end, a significant share of executive pay is at-risk and delivered in the form of incentive compensation. We have worked to enhance this alignment by implementing a more formalized annual incentive plan focused on key objective financial and strategic drivers and in 2021 developing an LTIP focused on key financial measures and shareholder value.

The new SEC-required Pay vs. Performance disclosure below provides a snapshot perspective on pay and performance alignment by evaluating the link between “Compensation Actually Paid,” herein referred to as CAP, as defined by the SEC, and measures of market and financial performance.

Pay versus Performance Table

As a Small Reporting Company (SRC), the following table shows the past two fiscal years’ total compensation for our Named Executive Officers (NEOs) as set forth in the “Summary Compensation Table,” the CAP paid to our NEOs, the Company’s total shareholder return (TSR), and our net income.

2022 Pay vs. Performance Table

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (1)(3)	Average Summary Compensation Table Total for Other NEOs (2)	Average Compensation Actually Paid to Other NEOs (2)(3)	Total Shareholder Return (Value of Initial Fixed $100 Investment)	Net Income (Loss)
2022	$713,102	($5,358,661)	$1,096,296	($1,370,563)	$40	($40,763,573)
2021	$42,966,518	$11,246,955	$14,670,976	$4,279,524	$95	($40,377,160)

(1) In the table above, our PEO is Paul Travers

(2) The non-CEO NEOs for each applicable year are as follows:

–	2022: Grant Russell and Peter Jameson
–	2021: Grant Russell and Peter Jameson

(3) The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

			Equity
Year	Executives	SCT Total	Deduct SCT Stock Awards & Option Awards	Add Year-End Fair Value of Unvested Equity Granted in the Year	Add Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Granted in Prior Years	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Deduct Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year
2022	CEO	$713,102	-	-	(6,024,205)	-	(47,558)	-
	Non-CEO NEOs (average)	$1,096,296	(1,128,000)	728,000	(1,964,893)	-	(101,967)	-
2021	CEO	$42,966,518	(42,373,304)	8,952,186	208,763	1,406,408	86,384	-
	Non-CEO NEOs (average)	$14,670,976	(14,282,055)	3,157,063	208,763	438,393	86,384	-

Relationship Between Compensation Actually Paid (CAP) and Performance Measures

The Pay versus Performance table above and the charts below illustrate the following:

CAP to our CEO and other NEOs has moved in line with our TSR – i.e., declines in our TSR over 2021 and 2022 were paired with declining compensation outcomes during those years. The CAP definition of pay reflects changes in the value of unvested and vested equity, so declines in the value of our stock price were similarly reflected in the value of equity (both unvested and vested) as compared to grant-date Summary Compensation Table values of pay. In 2022 in particular, the value of outstanding equity held by our NEOs declined and resulted in negative CAP for both our CEO and average NEOs. We would expect that as the market value of Vuzix stock increases, CAP values would also increase given both the equity tie to stock price and the potential impact of positive financial results on incentive payouts.

CAP does not move in line with our net income, as the measure can be volatile year-over-year due to accounting requirements, such as the inclusion of changes in the value of inventories, acquisitions, and related metrics. As such, we use other key measures of financial performance for a growing company, such as revenue and EBITDA margin, in our incentive programs.

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Reference Charts

Director Compensation

Employee directors do not receive additional compensation for serving on the Board of Directors beyond the compensation they received for serving as our officers, as described under “Executive Compensation.”

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation levels, the Board considers the amount of time that directors expend in fulfilling their duties as members of our Board and the skill-level we require of members of our Board.

In 2022, Vuzix retained Farient Advisors to provide an overview of market best practices and approach to Director compensation.

After consideration, the Board approved a number of changes, which include the following:

▪	Equity grants (RSUs) to be set based on a fixed dollar value vs. number of shares to eliminate volatility in director compensation;

▪	Cash retainers and Chair fees to remain unchanged, but directors are offered the option to receive 0%, 50% or 100% of cash retainers in RSUs;

▪	RSUs will vest annually, one-year following the grant date vs. monthly as they had in the past;

▪	A stock ownership policy that requires directors to hold a minimum of 3x the annual cash retainer in Company stock (as outlined in the stock ownership policy section);

▪	A limit on total annual director compensation; and

▪	Appointment of a Lead Independent Director.

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Director Compensation Program for 2022 included:

Director Compensation

Compensation Element	2022
Board Cash Retainer	$60,000(1)
Incremental Chair Fees ▪ Lead Independent Director ▪ Audit ▪ All other committees	$15,000 $12,000 $10,000
Equity Grant (shares or RSU FMV)	The equivalent of $100,000 in RSUs
Stock Ownership Requirement	3x base cash retainer
Total Annual Director Compensation Limit	$300,000 (cash and equity)(2)

(1)	Directors can choose to receive cash retainer in RSUs
(2)	Total annual director compensation limit was reduced from $500,000 in 2021 to $300,000 in 2022

DIRECTOR COMPENSATION — YEAR ENDED DECEMBER 31, 2022

	Fees Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)
Timothy Harned	80,000	99,997	—	—	179,997
Edward Kay	87,000	99,997	—	—	186,997
Azita Arvani	60,000	99,997	—	—	159,997
Emily Nagle Green	70,000	99,997	—	—	169,997
Raj Rajgopal	60,000	99,997	—	—	159,997

(1)	Messrs. Harned, Kay, Rajgopal and Mses. Arvani and Green were each awarded 17,730 shares of common stock on June 16, 2022, as part of their annual retainer compensation. The total fair market value of these stock awards was $99,997 each, which was determined by multiplying the number of shares of common stock granted by the closing price of $5.64 of our common stock as listed on NASDAQ on the day prior to grant.

PROPOSAL 4

APPROVE THE VUZIX CORPORATION 2023 EQUITY INCENTIVE PLAN

The Equity Incentive Plan Proposal is to consider and vote upon a proposal to approve by ordinary resolution the Vuzix Corporation 2023 Equity Incentive Plan, which is referred to herein as the Equity Incentive Plan (“EIP”), a copy of which is attached to this proxy statement/prospectus as Appendix A (we refer to this proposal as the “Equity Incentive Plan Proposal”).

The purpose of the 2023 Plan is to retain executives and selected employees and consultants and reward them for making contributions to our success.  These objectives are accomplished by granting long-term incentive awards, thereby providing participants with a proprietary interest in our growth, performance and value creation. The Vuzix Corporation 2023 Equity Incentive Plan is a successor to the Vuzix Corporation 2014 Equity Incentive Plan, as amended and restated (the “Prior Plan”). The Prior Plan authorizes the issuance of up to 20% of the then currently issued number of shares of Common Stock, or a total of 12,641,637 awards as of May 1, 2023. The Prior Plan automatically increases in size due to its evergreen provision as the number of issued shares of our Common Stock increases from time to time. The Prior Plan expires in June 2024 after which no further grants can be made. Under the 2014 Plan, we have issued 8,589,673 outstanding options and have 1,087,328 options available for future use as of May 1, 2023. After the approval of the 2023 Plan, the Company will no longer issue any options under the Prior Plan. Outstanding grants under the Prior Plan shall continue in effect according to their terms, consistent with the applicable terms of the Prior Plan.

The new 2023 Equity Incentive Plan includes a number of modifications (as listed below) to ensure that the plan meets investor expectations while providing opportunity for the Company to continue to share equity with all employees so that they feel like owners and have a consistent view of driving shareholder value. The Company is on a strong growth trajectory through the addition of innovative technology products within the Smart Glasses and AR space. The Board believes that it is on a path that, with proper execution, could result in Vuzix becoming a highly valued player in the technology sector. We believe that the products and technology of the Company and their evolution are critical to our future growth; and recruiting, retaining and incentivizing skilled talent will enable us to meet these growth goals. Vuzix feels strongly that all employees should be owners and share in our continued success. As the 2014 Plan is expiring next year and has limited grant room left since its implementation over nine years ago in 2014. And given the Company’s expected near-term employee growth plans, the Company is now requesting the adoption of the 2023 EIP so that the Company will continue to have adequate grant room for its comtemplated growth and staffing needs. The adoption of the 2023 EIP, if approved by our stockholders, will result in the availability for replentishment of approximately 3,000,000 shares for new grants over the next few years. This new amount plus the remainder under the existing 2013 Plan should be sufficient to meet the Company’s needs for new equity incentives over the next three to four years, based upon our current grant practices which have averaged 1,000,0000 shares historically over the last three years, excluding the one-time prior grants under the 2021 LTIP program.

Subject to adjustment, our 2023 Plan authorizes the issuance or transfer of up to a maximum of 20% of our outstanding shares of Common Stock, inclusive of any outstanding awards granted under the Prior Plan. In addition, shares of the Common Stock underlying any outstanding award granted under the Prior Plan that, following the effective date of the 2023 Plan, expire, or are terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for new grants under the 2023 Plan.

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Our Board approved the 2023 Equity Incentive Plan on April 17, 2023, subject to approval by Vuzix’s stockholders. The 2023 Plan will be effective upon approval by Vuzix’s stockholders.

Key Features of the Vuzix Corporation 2023 Equity Incentive Plan

The following features of the 2023 Plan 2023 Plan will protect the interests of our stockholders:

•	No change or increase in size of new 2023 EIP. The 2023 EIP contains the same 20% issuance limits on the number of awards that may be granted under it, inclusive of any outstanding awards granted under the Prior Plan.

•	Eliminated the “Evergreen” provision. The new plan does not contain an evergreen provision as was contained in our prior plan. We made this change to adhere to good governance practices and allow our shareholders a more regular review of our employee stock plan features and practices. Under the proposed share allotment for the new 2023 EIP, Vuzix estimates the plan will allow it to award shares to employees for about three (3) years before we expect for the Company will need to return to shareholders to request any additional shares.

•	No repricing or grant of discounted stock options or SARs. The Incentive Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Incentive Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•	No Liberal Share Recycling Provisions. The Incentive Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements. The Incentive Plan also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the re-use of shares purchased on the open market with the proceeds of option exercises.

•	Clawback. Awards granted under the 2023 EIP and the right to receive shares or cash payments with respect to awards are subject to rescission, cancellation or recoupment under any clawback, recoupment or similar policy. The Company’s new clawback policy (See Clawback Policy section for further detail) covers all equity, including both performance- and time-based equity awards.

•	Director Limits. The 2023 EIP contains annual limits on the amount of awards that may be granted to non-employee directors.

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right (SAR) is ten years.

•	Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted stock units or other stock-based awards, except to the extent the award actually becomes vested.

•	Equity Treatment Upon Change-of-Control: Our equity plan provides for the acceleration of the vesting of unvested stock options and restricted stock awards in the event of a change-in-control; however, performance-based awards under the LTIP program do not automatically accelerate/vest in the event of a change-of-control.

The following is a summary of the material features of the 2023 Plan. This summary is qualified in its entirety by reference to the complete text of the 2023 Plan, which is attached as Appendix A. To the extent the description below differs from the text of the 2023 Plan, the text of the 2023 Plan shall control.

Summary of Vuzix Corporation 2023 Equity Incentive Plan

Type of Awards

The 2023 Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock option), stock appreciation rights (referred to as “SARs”), restricted stock, restricted stock units (referred to as “RSUs”), stock bonuses, performance shares and other stock-based awards to officers, employees, non-employee directors, independent contractors and consultants of Vuzix Corporation or its affiliates.

Purpose and Types of Grants

The purpose of the 2023 Plan is to attract and retain employees, non-employee directors and consultants, and advisors. The 2023 Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights, performance shares and other stock-based awards. The 2023 Plan is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.

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Administration

The 2023 Plan will be administered by the Compensation and Human Capital Committee (hereinafter referred to as the Compensation Committee) of our Board, and the Compensation Committee will determine all of the terms and conditions applicable to grants under the 2023 Plan. Our Compensation Committee will also determine who will receive grants under the 2023 Plan and the number of shares of common stock that will be subject to grants, except that grants to members of our Board must be authorized by a majority of our Board. Our Compensation Committee may delegate authority under the 2023 Plan to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and stock exchange requirements, the Compensation Committee (or our Board or a subcommittee, as applicable, will delegate all or part of its authority to our Chief Executive Officer, as it deems appropriate, with respect to grants to employees or key advisors who are not executive officers under Section 16 of the Exchange Act. Our Compensation Committee, our Board, any subcommittee or the Chief Executive Officer, as applicable, that has authority with respect to a specific grant will be referred to as “the committee” in this description of the 2023 Plan.

Shares Subject to the Plan

Subject to adjustment, our 2023 Plan authorizes the issuance or transfer of up to a maximum of 20% of the outstanding shares of our Common Stock at the date of the 2023 Plan’s adoption, and inclusive of any outstanding awards granted under the Prior Plan. In addition, shares of the Common Stock underlying any outstanding award granted under the Prior Plan that, following the effective date of the 2023 Plan, expire, or are terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for new grants under the 2023 Plan.

If any options or stock appreciation rights expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of our common stock subject to such awards will again be available for purposes of the 2023 Plan. If shares of our common stock are surrendered in payment of the exercise price of an option, the number of shares of common stock available for issuance under the 2023 Plan will be reduced only by the net number of shares actually issued by us upon such exercise and not by the gross number of shares as to which such option is exercised. Upon the exercise of any SAR under the 2023 Plan, the number of shares of our common stock available for issuance will be reduced only by the net number of shares actually issued by us upon such exercise.

If shares of our common stock are withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of our common stock under the 2023 Plan, the number of shares of common stock available for issuance will be reduced by the net number of shares issued, vested or exercised under such grant, calculated in each instance after payment of such share withholding. If any awards are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such awards will also be available for future awards. If we repurchase shares of our common stock on the open market with the proceeds from the exercise price we receive from options, the repurchased shares will not be available for issuance under the 2023 Plan.

Individual Limits for Non-Employee Directors

The maximum aggregate grant date value of shares of common stock granted to any non-employee director in any one calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, shall not exceed $300,000 in total value.

Adjustments

In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the committee will make adjustments as it deems appropriate in: the maximum number of shares of common stock reserved for issuance as grants; the maximum amount of awards that may be granted to any individual non-employee director in any year; the number and kind of shares covered by outstanding grants; the number and kind of shares that may be issued under the 2023 Plan; the price per share or market value of any outstanding grants; the exercise price of options; the base amount of stock appreciation rights; and the performance goals or other terms and conditions as the committee deems appropriate.

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Eligibility and Vesting

All of our employees are eligible to receive grants under the 2023 Plan. In addition, our non-employee directors, key advisors and consultants who perform services for us may receive grants under the 2023 Plan. The committee determines the vesting and exercisability terms of awards granted under the 2023 Plan.

Options

Under our 2023 Plan, the committee will determine the exercise price of the options granted and may grant options to purchase shares of our common stock in such amounts as it determines. The committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the 2023 Plan may receive a grant of non-qualified stock options. The exercise price of a stock option granted under the 2023 Plan cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted. The aggregate number of shares of common stock that may be issued or transferred under the 2023 Plan pursuant to incentive stock options under Section 422 of the Code may not exceed or 20% of the number of shares of common stock outstanding on the effective date of the 2023 Plan.

The exercise price for any option is generally payable in cash. In certain circumstances as permitted by the committee, the exercise price may be paid: by the surrender of shares of our common stock with an aggregate fair market value, on the date the option is exercised, equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of common stock subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the committee approves.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder of the total combined voting power of all class of our stock, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment.

Stock Awards

Under the 2023 Plan, the committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as the committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the committee may determine, including, but not limited to, restrictions based on the achievement of performance goals. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards vest based on performance shall vest if and to the extent that the underlying stock award vests, as determined by the committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

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Stock Units

Under the 2023 Plan, the committee may grant stock units to anyone eligible to participate in the 2023 Plan. Stock units represent hypothetical shares of our common stock. Stock units become payable on terms and conditions determined by the committee, including specified performance goals, and will be payable in cash, shares of common stock, or a combination thereof, as determined by the committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Stock Appreciation Rights

Under the 2023 Plan, the committee may grant stock appreciation rights, which may be granted separately or in tandem with any option. Stock appreciation rights granted in tandem with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time thereafter while the option remains outstanding. Stock appreciation rights granted in tandem with an incentive stock option may be granted only at the time the grant of the incentive stock option is made. The committee will establish the base amount of the stock appreciation right at the time the stock appreciation right is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant.

If a stock appreciation right is granted in tandem with an option, the number of stock appreciation rights that are exercisable during a specified period will not exceed the number of shares of our common stock the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related stock appreciation rights will terminate, and upon the exercise of a stock appreciation right, the related option will terminate to the extent of an equal number of shares of our common stock. Generally, stock appreciation rights may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a stock appreciation right, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the stock appreciation right. The appreciation of a stock appreciation right will be paid in shares of our common stock, cash or both.

The term of a stock appreciation right cannot exceed ten years from the date of grant. In the event that on the last day of the term of a stock appreciation right, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the stock appreciation right will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Performance Stock-Based Awards

Under the 2023 Plan, the committee may grant Performance Awards that are based on financial or other metrics to anyone eligible to participate in the 2023 Plan. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the committee for the relevant Performance Period. The committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and € the effect of the Participant’s termination of Service on each Performance Award. The committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our common stock or a combination of the two, as determined by the committee.

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Other Stock-Based Awards

Under the 2023 Plan, the committee may grant other types of awards that are based on, or measured by, our common stock, and granted to anyone eligible to participate in the 2023 Plan. The committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our common stock or a combination of the two, as determined by the committee.

Dividend Equivalents

Under the 2023 Plan, the committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the 2023 Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash or shares of our common stock. The committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals. Dividend equivalents with respect to stock units or other stock-based awards that vest based on performance shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid as determined by the committee.

Prohibition on Re-pricing

Under the terms of the 2023 Plan, the committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company, without in each such instance obtaining the approval of our stockholders.

Corporate Transaction or Change-of-Control

If we experience a corporate transaction or change-of-control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change-of-control will be assumed by, or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless otherwise set forth in a grant instrument, if a participant is terminated without cause upon or within 12 months of a change-of-control, all outstanding time-based awards shall become fully-vested.

If there is a corporate transaction that results in a change-of-control the committee must take any of the following actions (or combination thereof) without the consent of any participant:

•	determine that outstanding options and stock appreciation rights will accelerate and become fully-exercisable and the restrictions and conditions on outstanding stock awards, stock units and dividend equivalents immediately lapse;

•	pay participants, in an amount and form determined by the committee, in settlement of outstanding stock units or dividend equivalents;

•	require that participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment by us, in cash or shares of our common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of our common stock; provided, however, if the per share fair market value of our common stock does not exceed the per share stock option exercise price or stock appreciation right base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right; or

•	after giving participants an opportunity to exercise all of their outstanding stock options and stock appreciation rights, terminate any unexercised stock options and stock appreciation rights on the date determined by the committee.

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In general terms, a change-of-control under the 2023 Plan occurs if:

•	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then- outstanding voting securities;

•	we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	we merge into another entity and the members of our Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;

•	we sell or dispose of all or substantially all of our assets;

•	we consummate a complete liquidation or dissolution; or

•	a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Deferrals

The committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the 2023 Plan. The committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Withholding

All grants under the 2023 Plan are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving grants or exercising grants to pay an amount sufficient to satisfy such tax withholding requirements with respect to such grants, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such grant.

The committee may permit or require that our tax withholding obligation with respect to grants paid in our common stock be paid by having shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for United States federal (including FICA), state and local tax liabilities, or as otherwise determined by the committee. In addition, the committee may, in its discretion, and subject to such rules as the committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.

Transferability

Except as permitted by the committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to grants other than incentive stock options, pursuant to a domestic relations order. The committee may provide in a grant instrument that a participant may transfer non-qualified stock options and stock award to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.

Amendment; Termination

Our Board may amend or terminate our 2023 Plan at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with the Internal Revenue Code (“the Code”), applicable laws or applicable stock exchange requirements. Unless terminated sooner by our Board or extended with stockholder approval, the 2023 Plan will terminate on the day immediately preceding the tenth anniversary of the effective date of the 2023 Plan.

Stockholder Approval

Except in connection with certain corporate transactions, including stock dividends, stock splits, a recapitalization, a change-in-control, a reorganization, a merger and a spin-off, stockholder approval is required (i) to reduce the exercise price or base price of outstanding stock options or stock appreciation rights, (ii) to cancel outstanding stock options or stock appreciation rights in exchange for the same type of grant with a lower exercise price or base price, and (iii) to cancel outstanding stock options or stock appreciation rights that have an exercise price or base price above the current price of a share of our common stock, in exchange for cash or other securities, each as applicable.

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Establishment of Sub-Plans

Our Board may, from time to time, establish one or more sub-plans under the 2023 Plan to satisfy applicable blue sky, securities or tax laws of various jurisdictions. Our Board may establish such sub-plans by adopting supplements to the 2023 Plan setting forth limitations on the committee’s discretion and such additional terms and conditions not otherwise inconsistent with the 2023 Plan as our Board deems necessary or desirable. All such supplements will be deemed part of the 2023 Plan, but each supplement will only apply to participants within the affected jurisdiction, and we will not be required to provide copies of any supplement to such unaffected participants.

Clawback

Subject to applicable law, the committee may provide in any grant instrument that if a participant breaches any restrictive covenant agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the 2023 Plan) either while employed by, or providing services to, us or within a specified period of time thereafter, all grants held by the participant will terminate, and we may rescind any exercise of an option or stock appreciation right and the vesting of any other grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the committee will determine, including the right to require that in the event of any rescission:

•	the participant must return the shares received upon the exercise of any option or stock appreciation right or the vesting and payment of any other grants; or

•	if the participant no longer owns the shares, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

The committee may also provide for clawbacks pursuant to our clawback policy, which our Board may amend from time to time. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.

Certain United States Federal Income Tax Aspects

The following is a summary of certain U.S. federal income tax consequences of awards under the 2023 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

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Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Stock Awards

A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Stock Units

In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short- term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Awards

With respect to other stock-based awards granted under the 2023 Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

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Impact of Section 409A

Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2023 Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Prior to 2018, Section 162(m) of the Code imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that meets the tax code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options).

The performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers (including our chief executive officer) in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017, and are not materially modified thereafter.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

New Plan Benefits

Future benefits under the 2023 Plan generally will be granted at the discretion of the committee and are therefore not currently determinable.

Because future grants of awards under the 2023 Plan, if approved, would be subject to the discretion of the Board or Compensation and Human Capital Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2023 Plan.

Vote Required for Approval

The approval of the Equity 2023 Plan Proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote thereon and who vote at the Annual Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Annual Meeting.

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Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Vuzix Corporation 2023 Equity Incentive Plan (the “2023 Plan”), a copy of which is attached to the proxy statement/prospectus as Appendix A be adopted and approved.”

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE VUZIX CORPORATION 2023 EQUITY INCENTIVE PLAN

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2022, we have entered into no transactions in which our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest. The following transactions do not include compensation, termination and change-in-control arrangements, which are described under “COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS AND DIRECTORS.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements we are obligated to indemnify the indemnitee to the fullest extent permitted by applicable law for all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the indemnitee arising out of or connected with the indemnitee’s service as a director or officer and indemnitee’s service in another capacity at our request or direction. We are also obligated to advance all reasonable and actual expenses incurred by the indemnitee in connection with any action, suit, proceeding or appeal with respect to which such indemnitee is entitled to be indemnified upon our receipt of an invoice for such expenses. Our obligation to advance expenses is subject to the indemnitee’s execution, upon our request, of an agreement to repay all such amounts if it is ultimately determined that such indemnitee is not entitled to be indemnified by us under applicable law. If a claim for indemnification under this agreement may not be paid to the indemnitee under applicable law, then in any action in which we are jointly liable with the indemnitee, we are obligated to contribute to the amount of reasonable expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the indemnitee in proportion to the relative benefits received by us and the indemnitee from the transaction from which such action arose, and our relative fault and that of the indemnitee in connection with the events which resulted in such expenses. The rights of an indemnitee under the form of indemnification agreement are in addition to any other rights that the indemnitee may have under our certificate of incorporation or bylaws, any agreement, or any vote of our stockholders or directors. We are not obligated to make any payment under the form of indemnification agreement to the extent payment is actually made to the indemnitee under an insurance policy or any other method outside of the agreement.

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OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment. Stockholders are requested to vote by telephone or via the Internet, or date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting virtually, you may revoke your proxy at that time and vote in person virtually online by webcast, if you wish. Otherwise, your proxy will be voted for you.

By Order of the Board of Directors

/s/ Eric Black
Eric Black,
Corporate Secretary

Dated:	May 1, 2023
West Henrietta, New York

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VUZIX CORPORATION
25 HENDRIX ROAD
WEST HENRIETTA, NY 14586

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VUZI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17287-P89752

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VUZIX CORPORATION

The Board of Directors recommends a vote FOR all the named nominees as directors and FOR Proposals 2, 3, and 4.

1. To elect seven directors to serve until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Paul Travers	☐	☐	☐
1b. Grant Russell	☐	☐	☐
1c. Edward Kay	☐	☐	☐
1d. Timothy Harned	☐	☐	☐
1e. Emily Nagle Green	☐	☐	☐
1f. Raj Rajgopal	☐	☐	☐
1g. Azita Arvani	☐	☐	☐

NOTE: In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

NOTE: Please sign EXACTLY as name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V17288-P89752

Proxy – VUZIX CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD VIRTUALLY ON JUNE 15, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints PAUL TRAVERS and GRANT RUSSELL or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of common stock of Vuzix Corporation (the "Company"), which the undersigned would be entitled to vote, at the Company's Virtual Annual Meeting of Stockholders to be held both in person at Vuzix corporate offices located at 25 Hendrix Road, West Henrietta, New York, 14586 and virtually via the Internet (the "Annual Meeting") on June 15, 2023, at 10:30 A.M. Eastern Time and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposals 2, 3, and 4.**

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—This Proxy must be signed and dated)

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